                                                                   EXHIBIT 10.31

                    MEMBERSHIP INTERESTS PURCHASE AGREEMENT

                                    BETWEEN

                         COUSINS PROPERITES INCORPORATED

                                       AND

                             MAGUIRE PARTNERS, INC.

                   AT&T WIRELESS WESTERN REGIONAL HEADQUARTERS
                              CERRITOS, CALIFORNIA

                                 MARCH 17, 2003

                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS......................................................................................       2

ARTICLE 2. PURCHASE AND SALE................................................................................       8
   2.1.    Agreement to Sell and Purchase...................................................................       8
   2.2.    Intentionally Omitted............................................................................       8
   2.3.    Earnest Money....................................................................................       8
   2.4.    Purchase Price...................................................................................       9
   2.5.    Independent Contract Consideration...............................................................       9
   2.6.    Closing..........................................................................................      10
   2.7.    Reservation of Claims............................................................................      10

ARTICLE 3. PURCHASER'S INSPECTION AND REVIEW RIGHTS.........................................................      11
   3.1.    Due Diligence Inspections........................................................................      11
   3.2.    Deliveries to Purchaser; Purchaser's Access to the Company's Property Records....................      12
   3.3.    Condition of the Property........................................................................      15
   3.4.    Title and Survey.................................................................................      16
   3.5.    Intentionally Omitted............................................................................      17
   3.6.    Termination of Agreement.........................................................................      17
   3.7.    Confidentiality..................................................................................      17

ARTICLE 4. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS.................................................      18
   4.1.    Representations and Warranties of Seller.........................................................      18
   4.2.    Knowledge Defined................................................................................      24
   4.3.    Covenants and Agreements of the Company and Seller...............................................      24
   4.4.    Representations and Warranties of Purchaser......................................................      26
   4.5.    Seller's Indemnity...............................................................................      27
   4.6.    Distributions....................................................................................      28
   4.7.    Covenants and Agreements of Purchaser............................................................      28

ARTICLE 5. CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS.................................................      29
   5.1.    Seller's Closing Deliveries......................................................................      29
   5.2.    Purchaser's Closing Deliveries...................................................................      31
   5.3.    Closing Costs....................................................................................      32
   5.4.    Prorations and Credits...........................................................................      32

ARTICLE 6. CONDITIONS TO CLOSING............................................................................      34
   6.1.    Conditions Precedent to Purchaser's Obligations..................................................      34

   6.2.    Conditions Precedent to Seller's Obligations.....................................................      36

ARTICLE 7. CASUALTY AND CONDEMNATION........................................................................      37
   7.1.    Casualty.........................................................................................      37
   7.2.    Condemnation.....................................................................................      38

ARTICLE 8. DEFAULT AND REMEDIES.............................................................................      39
   8.1.    Purchaser's Default..............................................................................      39
   8.2.    Seller's Default.................................................................................      39

ARTICLE 9. ASSIGNMENT.......................................................................................      40
   9.1.    Assignment.......................................................................................      40

ARTICLE 10.BROKERAGE COMMISSIONS............................................................................      41
   10.1.   Broker...........................................................................................      41

ARTICLE 11.MISCELLANEOUS....................................................................................      41
   11.1.   Notices..........................................................................................      41
   11.2    Possession.......................................................................................      43
   11.3    Time Periods.....................................................................................      43
   11.4    Publicity........................................................................................      43
   11.5    Discharge of Obligations.........................................................................      43
   11.6    Severability.....................................................................................      43
   11.7    Construction.....................................................................................      43
   11.8    Sale Notification Letters........................................................................      44
   11.9    Access to Records Following Closing..............................................................      44
   11.10   Survival.........................................................................................      44
   11.11   General Provisions...............................................................................      44
   11.12   Attorney's Fees..................................................................................      45
   11.13   Counterparts.....................................................................................      45
   11.14   No Discrimination................................................................................      45
   11.15   Effective Agreement..............................................................................      45
   11.16   General Provisions Regarding Indemnities.........................................................      45

                              SCHEDULE OF EXHIBITS

                                                                                        Reference
                                                                                        ---------
Exhibit "A"       Description of Land                                                   p 5

Exhibit "B"       List of Personal Property                                             p 5

Exhibit "C"       List of Existing Commission Agreements and Management Agreements      pp 2, 5 & Section 4.1(f)

Exhibit "D"       Intentionally Omitted

Exhibit "E"       List of Existing Environmental Reports                                p 3

Exhibit "F"       Description of Leases                                                 p 5

Exhibit "G"       List of Operating Agreements                                          p 5

Exhibit "H"       Form of Ground Lease Estoppel Certificate                             P 4 & Section 4.3(e)

Exhibit "I"       Form of DDA Estoppel Certificate                                      P 2 & Section 4.3(f)

Exhibit "J-1"     Form of Tenant Estoppel Certificate for Phase I Office Lease          p 7 & Section 4.3(g)

Exhibit "J-2"     Form of Tenant Estoppel Certificate for Phase II Office Lease         p 7 & Section 4.3(g)

Exhibit "K"       Property Tax Appeals                                                  Section 4.1(g)

Exhibit "L"       Additional Permitted Exceptions                                       p 5

Exhibit "M"       Balance Sheet of Company                                              Section 4.1(t)

                          SCHEDULE OF CLOSING DOCUMENTS

Schedule 1    Form of Membership Assignment

Schedule 2    Form of Affidavit (for Purchaser's Title Insurance Purposes)

Schedule 3 Form of Seller's Certificate (as to Seller's Representations and Warranties)

Schedule 4    Form of Seller's FIRPTA Affidavit

Schedule 5 Form of Purchaser's Certificate (as to Purchaser's Representations and Warranties)

Schedule 6 Form of Second Amended and Restated Limited Liability Company Operating Agreement

                    MEMBERSHIP INTERESTS PURCHASE AGREEMENT

         THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (the "Agreement"), made and entered into this 17th day of March, 2003, by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("Seller"), MAGUIRE PARTNERS, INC., a California corporation ("Purchaser"), and COUSINS/CERRITOS I, LLC, a Delaware limited liability company (the "Company").

                               W I T N E S E T H:

         WHEREAS, Seller is the legal and beneficial owner of all of the outstanding membership interests (collectively, the "Membership Interests") in the Company; and

         WHEREAS, the Company was formed on July 13, 1998, by the filing of the Certificate of Formation (the "Certificate") pursuant to the Delaware Limited Liability Company Act (Delaware Code Ann. Tit. 6, Section 18-101, et seq.). The Company was organized by the Limited Liability Company Operating Agreement of CommonWealth/Cousins I, LLC, dated as of August 27, 1998, executed by Seller and CommonWealth Pacific, LLC; and

         WHEREAS, Seller acquired all of the Membership Interests of CommonWealth Pacific, LLC pursuant to that certain Membership Interests Purchase Agreement among Seller, CommonWealth Pacific, LLC and the Company, dated as of January 31, 2001, and as a result thereof, Seller became the sole member of the Company; and

         WHEREAS, the name of the Company was changed from "Cousins/CommonWealth I, L.L.C." to "CommonWealth/Cousins I, LLC" by the filing of a Certificate of Amendment of Certificate of Formation in the office of the Secretary of State of Delaware on July 28, 1998, and the name of the Company was further changed from "CommonWealth/Cousins I, LLC" to "Cousins/Cerritos I, LLC" by the filing of a Certificate of Amendment of Certificate of Formation in the office of the Secretary of State of Delaware on February 5, 2001 (collectively, the "Certificate Amendment"); and

         WHEREAS, the Company is the owner of certain improved real property commonly known as the AT&T Wireless Western Regional Headquarters located in Cerritos Towne Center, Cerritos, Los Angeles County, California, together with certain related personal and intangible property; and

         WHEREAS, Seller desires to sell the Membership Interests to Purchaser, and Purchaser desires to purchase the Membership Interests from Seller, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

         "Affidavit" shall mean the form of owner's affidavit to be given by an officer of Seller at Closing to the Title Company in the form attached hereto as
SCHEDULE 2.

         "Bonds Escrow Agreement" shall mean that certain Escrow Agreement among Seller, Tenant and First American Title Insurance Company dated January 21, 2003.

         "Broker" shall have the meaning ascribed thereto in Section 10.1 hereof.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized by law or executive action to close.

         "CC&Rs" shall mean that certain Declaration of Covenants, Conditions and Restrictions for Cerritos Towne Center between the Cerritos Redevelopment Agency and Seller dated as of August 24, 1998, recorded November 19, 1998 in the Los Angeles County Recorder's Office, as instrument no. 98-2119772.

         "Claims" shall mean debts, duties, obligations, liabilities, suits, claims (including any claim for damage to property or injury to or death of any persons), demands, liens, encumbrances, causes of action, damages, losses, fees and expenses (including, without limitation, attorney's fees and expenses and court costs).

         "Closing" shall mean the consummation of the purchase and sale of the Membership Interests pursuant to the terms of this Agreement.

         "Closing Date" shall have the meaning ascribed thereto in Section 2.6 hereof.

         "Commission Agreements" shall have the meaning ascribed thereto in
Section 4.1(f) hereof, and such agreements are more particularly described on EXHIBIT "C" attached hereto and made a part hereof.

         "DDA" shall mean that certain Disposition and Development Agreement for Cerritos Towne Center (L.A. Cellular Parcel) among City of Cerritos, The Cerritos Redevelopment Agency and Seller dated as of July 15, 1998, as evidenced by Memorandum of DDA dated as of November 8, 1998, recorded November 19, 1998, as instrument no. 98-2119769.

         "DDA Estoppel Certificate" shall mean the certificate to be sought from the City of Cerritos and The Cerritos Redevelopment Agency in substantially the form attached hereto as EXHIBIT "I".

         "Due Diligence Material" shall have the meaning ascribed thereto in
Section 3.7 hereof.

         "Earnest Money" shall mean the Initial Earnest Money, together with any First Additional Earnest Money, Second Additional Earnest Money and Extension Earnest Money actually paid by Purchaser to Seller hereunder.

         "Effective Date" shall mean the last date upon which the following shall have occurred: (a) Purchaser, Seller and the Company shall have delivered at least two (2) fully executed counterparts of this Agreement to the other, and
(b) the Initial Earnest Money shall have been delivered to Seller by wire transfer of federal funds to an account designated by Seller.

         "Environmental Law" shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to know Act, any state and local environmental law (including, without limitation, any section, division or chapter of the California Health and Safety Code), all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

         "Escrow Agent" shall mean the Title Company, at its office at 1 First American Way, Santa Ana, California 92707.

         "Existing Environmental Reports" shall mean those certain reports, correspondence and related materials, if any, more particularly described on EXHIBIT "E" attached hereto and made a part hereof.

         "Existing Survey" shall mean that certain survey with respect to the Land and the Improvements prepared by Hennon Surveying & Mapping, Inc. dated September 27, 1999, and last revised January 15, 2002.

         "Existing Title Policy" shall mean that certain owner's policy of title insurance issued by the Title Company in favor of the Company, Policy No. 9722613-50, dated November 19, 1998, including endorsements thereto.

         "Extension Earnest Money" shall have the meaning ascribed thereto in
Section 2.6 hereof.

         "FIRPTA Affidavit" shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached hereto as SCHEDULE 4.

         "First Additional Earnest Money" shall mean the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00 U.S.).

         "First Title Notice" shall have the meaning ascribed thereto in Section
3.4 hereof.

         "Ground Lease" shall mean that certain Cerritos Towne Center Ground Lease (L.A. Cellular Parcel) by and between The Cerritos Redevelopment Agency and the Company dated as of August 24, 1998, as evidenced by Memorandum of Lease between The Cerritos Redevelopment Agency and the Company dated as of August 24, 1998, recorded November 19, 1998, as instrument no. 98-2119771 and as partially assigned by The Cerritos Redevelopment Agency to the City of Cerritos by Cooperation Agreement between such parties dated as of July 15, 1998.

         "Ground Lease Estoppel Certificate" shall mean the certificate to be sought from the landlord under the Ground Lease in substantially the form attached hereto as EXHIBIT "H".

         "Hazardous Substances" shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

         "Improvements" shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, a seven-story office building containing approximately 221,968 square feet of rentable area, a four-story office building containing approximately 104,567 square feet of rentable area, and a five-level parking garage.

         "Initial Earnest Money" shall mean the sum of (i) Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.), plus (ii) all interest which has accrued prior to the date hereof on the escrow funds previously held under the Prior Escrow Agreement.

         "Initial Inspection Period" shall mean the period expiring at 5:00 P.M. Eastern Standard Time on March 17, 2003.

         "Intangible Property" shall mean all intangible property, if any, owned by the Company and related to the Land and Improvements, including without limitation, the Company's rights and interests, if any, in and to the following:
(i) all plans and specifications and other architectural and engineering drawings for the Land and Improvements; (ii) all warranties or guaranties given or made in respect of the Improvements or Personal Property; (iii) all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; and (iv) all of the Company's right, title and interest in and to all Operating Agreements that Purchaser agrees to assume (or is deemed to have agreed to assume); but expressly excluding the rights reserved by and granted to Seller under Section 2.7 hereof.

         "Land" shall mean that certain tract or parcel of real property located in the City of Cerritos, Los Angeles County, California, which is more particularly described on EXHIBIT "A" attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of the Company, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

         "Leases" shall mean the Phase I Office Lease and the Phase II Office Lease, collectively, which are more particularly identified on EXHIBIT "F" attached hereto.

         "LLC Operating Agreement" shall mean that certain Amended and Restated Limited Liability Company Operating Agreement of CommonWealth/Cousins I, LLC, dated as of May 18, 2000, executed by Seller and CommonWealth Pacific, LLC.

         "Management Agreements" shall have the meaning ascribed thereto in
Section 4.1(f) hereof and are more particularly described on EXHIBIT "C" attached hereto and made a part hereof.

         "Membership Assignment" shall have the meaning ascribed thereto in
Section 5.1(a) hereof.

         "Monetary Objection" or "Monetary Objections" shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic's, materialman's or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any judgment of record against Seller or the Company in the county or other applicable jurisdiction in which the Property is located.

         "Operating Agreements" shall mean all those certain contracts and agreements, if any, more particularly described on EXHIBIT "G" attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date.

         "Other Notices of Sale" shall have the meaning ascribed thereto in
Section 5.1(t) hereof.

         "Permitted Exceptions" shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Leases, (c) the Phase I SNDA and the Phase II SNDA, (d) the DDA, (e) the CC&Rs, (f) the Shared Parking Agreement, (g) such state of facts as would be disclosed by a current survey of the Land and Improvements, (h) the additional matters set forth on EXHIBIT "L" attached hereto and made a part hereof, (i) such other exceptions to title as are disclosed in the Title Commitment and as to which Purchaser does not timely object as provided in Section 3.4 hereof, and (j) such other exceptions that become Permitted Exceptions pursuant to Section 3.4 hereof.

         "Person" shall mean an individual, partnership, corporation, trust, limited liability company, unincorporated association, joint stock company or other entity or association.

         "Personal Property" shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, artwork, appliances, personal property (excluding any computer software which either is licensed to the Company or Seller or Seller deems proprietary), machinery, apparatus and equipment owned by the Company and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on EXHIBIT "B" attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate or partnership authorization, attorney and accountant work product, or attorney-client privileged documents) relating to the Land and Improvements. The Personal Property does not include any property owned by Tenant, contractors or licensees, and shall be subject to depletions, replacements and additions in the ordinary course of the Company's business.

         "Phase I Office Lease" shall mean the lease documents between the Company and Tenant identified in item 1 of EXHIBIT "F" attached hereto.

         "Phase II Office Lease" shall mean the lease documents between the Company and Tenant identified in item 2 of EXHIBIT "F" attached hereto.

         "Phase I SNDA" shall mean that certain Sublease, Recognition, Non-Disturbance and Attornment Agreement among The Cerritos Redevelopment Agency, the Company and Tenant dated as of November 13, 1998, recorded November 19, 1998, as instrument 98-2119774.

         "Phase II SNDA" shall mean that certain Sublease, Recognition, Non-Disturbance and Attornment Agreement among The Cerritos Redevelopment Agency, the Company and Tenant dated as of June 1, 2000, recorded June 13, 2000, as instrument 00-0908011.

         "Prior Escrow Agreement" shall mean that certain Escrow Agreement among Seller, Purchaser and Escrow Agent dated January 29, 2003, amended by letter agreements dated February 13, 2003, February 28, 2003, March 6, 2003, March 7, 2003, March 12, 2003, March 13, 2003, and March 14, 2002.

         "Property" shall mean, collectively, all of the Company's right, title and interest in and to the Land, including the Company's leasehold interest pursuant to the Ground Lease in and to the Land; the Improvements; all of the Company's right, title and interest in and to the Leases; the Personal Property; and the Intangible Property.

         "Purchase Price" shall be the amount specified in Section 2.4 hereof.

         "Purchaser's Certificate" shall have the meaning ascribed thereto in
Section 5.2(a) hereof.

         "Real Estate Taxes" shall have the meaning ascribed thereto in Section 5.4(b) hereof.

         "Second Additional Earnest Money" shall mean the sum of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00 US).

         "Second Inspection Period" shall mean the period following the expiration of the Initial Inspection Period and expiring on March 31, 2003.

         "Seller's Certificate" shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller's warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 3.

         "Shared Parking Agreement" shall mean that certain Shared Parking Agreement between The Cerritos Redevelopment Agency and the Company dated as of September 1, 1998, recorded November 19, 1998, as instrument no. 98-2119773.

         "Supplement Agreement" shall mean that certain Supplemental Agreement between Tenant and the Company dated as of October 30, 1998.

         "Survey" and "Surveys" shall have the meaning ascribed thereto in
Section 3.4 hereof.

         "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, but expressly excluding any Real Estate Taxes or other taxes which are the responsibility of the Tenant under the Leases.

         "Tax Increment Financing Agreement" shall mean that certain Tax Increment Financing Agreement by and among The Cerritos Redevelopment Agency, the Cerritos Public Finance Authority and the Company dated as of July 15, 1998.

         "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Tenant" shall mean AT&T Wireless Services, Inc., a Delaware corporation.

         "Tenant Estoppel Certificate" or "Tenant Estoppel Certificates" shall mean certificates from Tenant under the Phase I Office Lease and the Phase II Office Lease in substantially the forms attached hereto as EXHIBIT "J-1" and "J-2", respectively.

         "Tenant Notices of Sale" shall have the meaning ascribed thereto in
Section 5.1(m) hereof.

         "Third Inspection Period" shall mean the period following the expiration of the Second Inspection Period and expiring on April 30, 2003.

         "Title Company" shall mean First American Title Insurance Company.

         "Title Commitment" shall mean that certain Commitment for Title Insurance issued by the Title Company, Commitment No. 2110237-21, and having a commitment date of February 7, 2003.

                                   ARTICLE 2.
                               PURCHASE AND SALE

         2.1. AGREEMENT TO SELL AND PURCHASE. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, all of the Membership Interests, for the Purchase Price (as defined in Section 2.4 below).

         2.2.     INTENTIONALLY OMITTED.

         2.3.     EARNEST MONEY.

         (a) The Prior Escrow Agreement has been terminated by agreement of the Seller, Purchaser and the Company. Seller, Purchaser and the Company do hereby authorize and direct the Escrow Agent to wire transfer the escrow funds in the amount of the Initial Earnest Money previously held by Escrow Agent under the Prior Escrow Agreement to the account of Seller designated by Seller to Escrow Agent, whereupon same shall constitute the Initial Earnest Money under this Agreement and shall be held and released by Seller in accordance with the terms of this Agreement.

         (b) On or before the last day of the Second Inspection Period, Purchaser shall deposit the First Additional Earnest Money with Seller. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser's timely deposit of the First Additional Earnest Money with Seller prior to the expiration of the Second Inspection Period; and that if Purchaser fails to deposit the First Additional Earnest Money with Seller prior to the expiration of the Second Inspection Period, this Agreement shall terminate, and Seller shall retain the Initial Earnest Money as the sole and exclusive property of Seller, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

         (c) On or before the last day of the Third Inspection Period, Purchaser shall deposit the Second Additional Earnest Money with Seller. The parties hereto mutually acknowledge and agree that time is of the essence in respect to Purchaser's timely deposit of the Second Additional Earnest Money with Seller prior to the expiration of the Third Inspection Period; and that if Purchaser fails to deposit the Second Additional Earnest Money with Seller prior to the expiration of the Third Inspection Period, this Agreement shall terminate, and Seller shall retain the Earnest Money then held by Seller as the sole and exclusive property of Seller, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

         (d) The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of this Agreement. Seller shall have the right to deposit the Earnest Money in a non-segregated account, and no interest shall be deemed to accrue upon the Earnest Money. The Earnest Money hereunder shall be comprised of the Initial Earnest Money, the First Additional Earnest Money, the Second Additional Earnest Money, and the Extension Earnest Money, all to the extent actually paid to Seller.

         2.4. PURCHASE PRICE. Subject to adjustment and credits as specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Membership Interests shall be Seventy-Nine Million One Hundred Fifty Thousand Dollars ($79,150,000.00 U.S.). The Purchase Price shall be paid by Purchaser at the Closing as follows:

         (a) The Earnest Money shall be applied by Seller as a credit to the Purchase Price at Closing; and

         (b) An amount equal to the Purchase Price shall be paid by Purchaser to Escrow Agent (for disbursement by Escrow Agent to Seller at the Closing) at or before the Closing by wire transfer of immediately available federal funds to an account designated by Escrow Agent, less the amount of the Earnest Money to be retained by Seller and credited to the Purchase Price at Closing, and subject to prorations, adjustments and credits as otherwise specified in this Agreement. If the amount due Seller pursuant to this Agreement is not received by Seller in sufficient time for reinvestment on the Closing Date, then Purchaser shall reimburse Seller for loss of interest due to the failure to reinvest Seller's funds on the Closing Date. The provisions of the preceding sentence of this Section 2.4(b) shall survive the Closing.

         2.5. INDEPENDENT CONTRACT CONSIDERATION. In addition to, and not in lieu of the delivery to Seller of the Initial Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser's execution and delivery of this Agreement to Seller, Purchaser's check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Property pursuant to Article III. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

         2.6. CLOSING. The consummation of the sale by Seller and purchase by Purchaser of the Membership Interests (the "Closing") shall be held on May 15, 2003; provided, however, in the event the conditions set forth in subsections (a), (e), (f), (g) and (h) of Section 6.1 have been satisfied or Purchaser has waived such conditions in writing, Purchaser shall have the right upon three (3) Business Days notice to Seller, to accelerate the Closing to a date prior to May 15, 2003. Purchaser shall have the right to extend the last day for Closing for one (1) additional, successive thirty (30) day period by giving written notice of such extension to Seller on or before the last date on which the Closing must then be held and by delivering to Seller prior to such last day on which the Closing must be held, either by Purchaser's check or by federal wire transfer to the account of Seller, the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) for such thirty (30) day extension (said amount being herein referred to as the "Extension Earnest Money"). Subject to the foregoing, the Closing shall take place at an office in the metropolitan Los Angeles, California area, and at such specific place, time and date (the "Closing Date") as shall be designated by Purchaser in a written notice to Seller not less than three (3) Business Days prior to Closing. If Purchaser fails to give such notice of the Closing Date, the Closing shall be at the offices of the Title Company, 1 First American Way, Santa Ana, California 92707, at 10:00 a.m. on the outside date for Closing as provided above. It is contemplated that the transaction shall be closed with the concurrent delivery of the closing and conveyance documents and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise. Seller and Purchaser agree to use reasonable efforts to complete all requirements for the Closing prior to the Closing Date; provided, however, if the calendar day immediately preceding the Closing Date is not a Business Day, then Purchaser at its option shall deposit the balance of the Purchase Price in escrow with the Title Company on or prior to 9:00 a.m. (California time) on the Closing Date, or if the foregoing amount is deposited in escrow after 9:00 a.m. (California time) on the Closing Date, then by such time so that the funds due Seller pursuant to this Agreement are received by Seller in sufficient time for reinvestment on the Closing Date, and provided further, if the funds due Seller pursuant to this Agreement are not received by Seller in sufficient time for reinvestment on the Closing Date, then Purchaser shall reimburse Seller for loss of interest due to the failure to reinvest Seller's funds on the Closing Date. The provisions of the foregoing sentence shall survive the Closing. Seller and Purchaser shall each provide any undertaking to the Title Company reasonably necessary to accommodate the Closing.

         2.7. RESERVATION OF CLAIMS. Notwithstanding anything contained in this Agreement to the contrary, Seller hereby reserves for itself, and the Company shall be deemed to have granted to Seller at Closing, the rights to review and audit the books, records and documents of, and to pursue recovery of any overpayments (and interest thereon) made by the Company to, the general contractors, engineers, architects, consultants and other parties who entered into contracts with the Company in connection with the construction and installation of the Improvements, and to recover costs and fees incurred in connection therewith or in pursuing such claims. Such claims for recovery of overpayments and costs and fees may be pursued by Seller, either in its own name or in the name of the Company, through any legal proceedings or mediation or arbitration proceedings as Seller shall determine. Purchaser agrees to cooperate with Seller, Purchaser agrees to cause the Company to cooperate with Seller, and Purchaser agrees to take reasonable steps to cause the Company's agents, accountants and attorneys to cooperate with Seller, in connection with Seller's pursuit of such claims for recovery, at no cost or expense to Purchaser or the Company. Any amounts recovered shall be remitted to, and shall be the property of, Seller. Seller shall indemnify, defend and hold the Company and Purchaser harmless from and against any Claims, suits or costs the Company or Purchaser may suffer or incur in connection with, or as a result of, Seller's pursuit of recovery as contemplated in this Section 2.7, including as a result of any counterclaims made in any such suit for recovery. Following the Closing, Seller shall have the right to review at Purchaser's office in metropolitan Los Angeles, California, any books, records and documents relating to the construction and installation of the Improvements that may have been turned over or delivered by Seller to Purchaser at Closing and to copy such documents and utilize same in connection with any such claims asserted by Seller pursuant to the rights reserved by and granted to Seller in this Section 2.7. This Section 2.7 shall survive the Closing.

                                   ARTICLE 3.
                    PURCHASER'S INSPECTION AND REVIEW RIGHTS

         3.1.     DUE DILIGENCE INSPECTIONS.

         (a) From and after the Effective Date until the Closing Date or earlier termination of this Agreement, the Company shall permit Purchaser and its authorized representatives, on reasonable advance notice and during normal business hours, to inspect the Property to perform on-site due diligence, soil analysis and environmental investigations. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing. All such inspections shall be performed in such a manner to minimize any interference with the business of Tenant under the Leases at the Property and, in each case, in compliance with the Company's rights and obligations as landlord under the Leases. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser's expense. The Company reserves the right to have a representative present at the time of making any such inspection. Purchaser shall notify the Company and Seller not less than two (2) Business Days in advance of making any such inspection.

         (b) If the Closing is not consummated hereunder for any reason, Purchaser shall promptly (i) deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections to the Company; provided, however, that delivery of such copies and information to the Company shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise; and (ii) return to the Company all copies of all materials delivered to Purchaser under Section 3.2(a) below or otherwise copied from the Company's books, records and files related to the Property as provided in Section 3.2(b) below. The delivery to the Company of any surveys or third-party reports furnished to Purchaser relating to the physical condition of the Improvements and the environmental and seismic condition of the Property shall be a condition to the refund of the Earnest Money to Purchaser. This
Section 3.1(b) shall survive the termination of this Agreement.

         (c) To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller and the Company from and against any and all Claims as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any Claims to the extent arising from any act or omission of Seller or the Company during any such inspection and other than any Claims resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors, or any release of Hazardous Substances resulting from the negligence of Purchaser or its representatives, agents or contractors). Said indemnification agreement shall survive the Closing and any earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser's consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser's behalf. Purchaser agrees to provide to the Company a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

         3.2. DELIVERIES TO PURCHASER; PURCHASER'S ACCESS TO THE COMPANY'S PROPERTY RECORDS.

         (a) Purchaser acknowledges receipt of the following (and Purchaser further acknowledges that no additional items are required to be delivered by the Company or Seller to Purchaser except as may be expressly set forth in other provisions of this Agreement):

                  (i) Copies of property tax bills and assessor's statements of current assessed value of the Land and Improvements for the most current year that same have been issued and the year prior to the most current year.

                  (ii) Copies of Property operating statements for the period from January 1, 2001 through December 31, 2002.

                  (iii)    2003 Operating Budget with respect to the Property.

                  (iv) Copies of the Ground Lease, the DDA, the CC&Rs, the Shared Parking Agreement and the Tax Increment Financing Agreement.

                  (v) Copies of the Leases, the Phase I SNDA and the Phase II SNDA.

                  (vi) Copies of the Supplemental Agreement and the Bonds Escrow Agreement.

                  (vii) An aged tenant receivable report, if any, regarding income from the Tenant.

                  (viii) All Operating Agreements currently in place at the Property, if any.

                  (ix)     A copy of the Existing Title Policy.

                  (x)      A copy of the Existing Survey.

                  (xi)     Copies of the Commission Agreements.

                  (xii) A copy of the City of Cerritos Resolution No. 98-16, dated June 25, 1998.

                  (xiii) Copies of the Certificates of Occupancy issued by the City of Cerritos for each of the two (2) buildings constructed on the Land.

                  (xiv) A copy of the Certificate of Completion for the Required Improvements issued by the Redevelopment Agency of the City of Cerritos dated January 18, 2000, recorded January 31, 2000 in the Los Angeles County Recorder's Office, as instrument no. 00-0148005.

                  (xv) The Certificate, the Amended Certificate and the LLC Operating Agreement.

         (b) From the Effective Date until the Closing Date or earlier termination of this Agreement, the Company shall allow Purchaser and Purchaser's authorized representatives, on reasonable advance notice and during normal business hours, to have access to the Company's existing non-confidential books, records and files relating to the Property, at the office of the Broker, or at the Company's office at 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339, for the purpose of inspecting and (at Purchaser's expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in Seller's or the Company's possession), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller or the Company may be bound, and provided that neither Seller nor the Company shall be required to deliver or make available to Purchaser (i) any records, reports, notices, test results or other information in Seller's or the Company's possession relating to the environmental condition of the Property other than the Existing Environmental Reports, and (ii) any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's or the Company's obtaining of corporate authorization, attorney and accountant work product, or attorney-client privileged documents. Purchaser acknowledges and agrees, however, that neither Seller nor the Company are making any representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports, cost estimates or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return all copies of materials delivered to Purchaser under Section 3.2(a) above or otherwise copied from Seller's or the Company's books, records and files relating to the Property or the Membership Interests, and such obligation shall survive the termination of this Agreement. It is understood and agreed that Seller and Company shall have no obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in Seller's or the Company's possession. Subject to the foregoing, the Company agrees to make available to Purchaser, for inspection and copying, without limitation, the following books, records and files relating to the Property, all to the extent the same are in the Company's possession:

                  (i) Tenant Information. Copies of the Leases and any financial statements or other financial information of the Tenant under the Leases, written information relative to the Tenant's payment history, and tenant correspondence (including correspondence or other documents relating to any audit conducted by Tenant), to the extent the Company has the same in its possession;

                  (ii) Plans. All available construction plans and specifications in Seller's or the Company's possession relating to the development, condition, repair and maintenance of the Property, the Improvements and the Personal Property;

                  (iii) Existing Environmental Reports. Copies of the Existing Environmental Reports;

                  (iv) Permits; Licenses. Copies of any permits, licenses, or other similar documents in the Company's possession relating to the use, occupancy or operation of the Property;

                  (v) Operating Costs and Expenses. All available records of any operating costs and expenses for the Property in the Company's possession;

                  (vi) Governmental Notices. Copies of any notices relating to the Property from the City of Cerritos or other governmental authority in the Company's possession; and

                  (vii) Warranties. Copies of all warranties and guaranties relating to the Improvements and Personal Property in the Company's possession.

The Company agrees to use commercially reasonable efforts to cause the Company's prior managing agent, CommonWealth Partners Management Services, L.P. ( "CommonWealth") to make available to Purchaser (or to the Company so that the Company can make available to Purchaser) the foregoing non-confidential books, records and files relating to the Property to the extent same are in CommonWealth's possession, but neither Seller nor the Company shall be required to make any payment to CommonWealth in order to obtain such access for Purchaser or file any lawsuit against Common Wealth to compel such access. The Company also agrees to use commercially reasonable efforts to cause Tenant to make available to Purchaser (or to the Company so that the Company can make available to Purchaser) copies of all contracts with contractors and service providers engaged by Tenant to provide maintenance and services with respect to the Property, including HVAC maintenance, janitorial, waste disposal, pest control, window washing, marble maintenance, landscaping, security and utilities services.

         3.3.     CONDITION OF THE PROPERTY.

         (a) Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser's behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that the Membership Interests are being sold with the Property in an "AS IS" condition and "WITH ALL FAULTS," known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property. Effective as of the Closing and except as expressly set forth in this Agreement, including, without limitation, Section 4.5 hereof, Purchaser hereby waives and releases Seller and its officers, directors, shareholders, agents, affiliates, employees and successors and assigns from and against any and all Claims, obligations and liabilities arising out of or in connection with the Property.

         (b) To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller and its officers, directors, shareholders, agents, affiliates, employees and successors and assigns from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof. In addition, for so long as Purchaser directly or indirectly owns or holds an interest in the Company or the Property, Purchaser does hereby covenant and agree that Purchaser shall cause the Company to defend, indemnify, and hold harmless Seller and its officers, directors, shareholders, agents, affiliates and employees from and against any Claims of whatever kind or nature, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which may be placed, located or released on the Property after the date of Closing. The terms and provisions of this paragraph shall survive the Closing hereunder.

         (c) The release set forth in each of subparagraphs (a) and (b) above includes claims which Purchaser is presently unaware or which Purchaser does not presently suspect to exist in its favor which, if known by Purchaser, would materially affect Purchaser's waiver and release granted herein. Purchaser acknowledges that there is a risk that subsequent to the execution of this Agreement, Purchaser will suffer losses, damages or injuries which are unknown and unanticipated at the time this Agreement is signed. Except as expressly provided to the contrary in this Agreement, Purchaser hereby assumes such risk and agrees that the release contained in subparagraphs (a) and (b) above shall apply to all unknown or unanticipated claims, as well as those known and anticipated, and Purchaser specifically waives any and all rights under California Civil Code
Section 1542, which section has been duly explained and provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                                                               [ILLEGIBLE
                                    Purchaser's Initials:---------------------

         3.4. TITLE AND SURVEY. Purchaser acknowledges receipt of the Title Commitment and copies of all recorded documents and instruments referred to therein. Promptly upon execution of this Agreement, the Company shall order from the Title Company an amendment to the Title Commitment changing the dollar amount of the policy to be issued pursuant thereto to the amount of the Purchase Price and modifying the Title Commitment to reflect that the title policy will be issued thereunder upon the transfer and assignment of the Membership Interests (instead of the conveyance of the Property). Purchaser may arrange, at its expense, for the preparation of one or more updates of the Existing Survey (each and together, the "Survey"). Purchaser likewise shall make copies of any such Survey available to Seller prior to Closing. Purchaser shall have until the later of (a) the end of the Initial Inspection Period or, (b) the date which is five (5) Business Days after the Purchaser's receipt of the aforesaid amendment to the Title Commitment, to give written notice (the "First Title Notice") to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or in any Survey. From time to time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice of exceptions to title first appearing of record after the effective date of the initial Title Commitment. Seller shall have the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within five (5) Business Days after receipt of Purchaser's First Title Notice, Seller shall give written notice to Purchaser informing the Purchaser of Seller's election with respect to such objections. If Seller fails to give written notice of election within such five (5) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections). If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections, neither Seller nor the Company shall be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser's sole remedy hereunder in such event shall be either (i) to accept the Membership Interests with title to the Property being subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, in which case such exceptions shall become Permitted Exceptions hereunder, or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of Seller's election not to attempt to cure any objection or of Seller's determination, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, or three (3) Business Days after Seller is deemed hereunder to have elected not to attempt to cure such objections (and upon any such termination under clause (ii) above, Escrow Agent shall return the Earnest Money to Purchaser). Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose.

         3.5.     INTENTIONALLY OMITTED.

         3.6. TERMINATION OF AGREEMENT. Purchaser shall have until the expiration of the Third Inspection Period to determine, in Purchaser's sole opinion and discretion, the suitability of the Membership Interests for acquisition by Purchaser or Purchaser's permitted assignee. Purchaser shall have the right to terminate this Agreement at any time for any reason or no reason on or before said time and date of expiration of the Third Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, and if such written notice to Seller is given prior to the expiration of the Initial Inspection Period, Seller shall return to Purchaser the Initial Earnest Money theretofore paid to Seller, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, and if such written notice to Seller is given after the expiration of the Initial Inspection Period but prior to the expiration of the Second Inspection Period, Seller shall retain the Initial Earnest Money theretofore paid to Seller as the sole and exclusive property of Seller and Seller shall return to Purchaser any other Earnest Money paid to Seller, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails so elects to terminate this Agreement pursuant to this Section 3.6, and if such written notice to Seller is given after the expiration of the Second Inspection Period but prior to the expiration of the Third Inspection Period, both the Initial Earnest Money and First Additional Earnest Money theretofore paid to Seller shall be retained by Seller as the sole and exclusive property of Seller, and Seller shall return to Purchaser any other Earnest Money paid to Seller, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Third Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6.

         3.7. CONFIDENTIALITY. All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser's engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered by Seller or the Company or any of their respective representatives or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of Seller's or the Company's books, records and files in respect of the Property, or otherwise (collectively, the "Due Diligence Material") shall be used solely for the purpose of determining whether the Membership Interests are suitable for Purchaser's acquisition and ownership thereof and for no other purpose whatsoever until after the Closing. The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published by Seller or the Company as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser prior to Closing and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in evaluating the Membership Interests for Purchaser's potential acquisition thereof; provided however, that Purchaser shall have the right to disclose any such information (a) to its lenders, consultants, attorneys and rating agencies in connection with Purchaser's proposed acquisition of the Membership Interests (provided that Purchaser shall instruct the aforesaid parties to maintain the confidentiality of such information), (b) as required by applicable law, including any required disclosure to the Securities and Exchange Commission, or (c) as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold Seller and the Company harmless from and against any and all loss, liability, cost, damage, claim or expense that Seller and the Company may suffer or incur (including, without limitation, reasonable attorneys' fees actually incurred) as a result of the unpermitted disclosure or use by Purchaser or any of its affiliates or their respective agents or employees of any of the Due Diligence Material to any individual or entity other than permitted in this
Section 3.7 and/or the use by Purchaser or any of its affiliates or their respective agents or employees of any Due Diligence Material for any purpose other than as herein contemplated and permitted. If Purchaser elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to the Company all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Seller and the Company shall each be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller or the Company from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive the Closing and any earlier termination of this Agreement.

                                   ARTICLE 4.
                REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

         4.1. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser:

         (a) Organization, Authorization and Consents. Seller is a corporation duly organized and validly existing under the laws of the State of Georgia. Seller has the right, power and authority to enter into this Agreement and to convey the Membership Interests in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California. Seller is the only member of the Company. The Company is a member managed limited liability company and, except for Seller, no Person is serving, or has been appointed or designated to serve, as an officer, manager or director of the Company. No consent or approval of any Person is required that has not been obtained in order for Seller and the Company to enter into this Agreement, and no consent or approval of any Person is required that has not been obtained in order for Seller and the Company to perform any obligation under this Agreement, except for the consent of the landlord under the Ground Lease as contemplated by Sections 6.1 (a) and 6.2 (a) hereof.

         (b) Action of Seller. Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

         (c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Membership Interests or the Property or any portion thereof pursuant to the terms of (i) Seller's articles of incorporation or by-laws, (ii) the Certificate, the Amended Certificate or the LLC Operating Agreement, or (iii) any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Company is bound.

         (d) Litigation. To Seller's knowledge, neither Seller nor the Company has received written notice that any litigation, arbitration or administrative proceeding is pending or threatened, which (i) if determined adversely to Seller or the Company, would materially and adversely affect the use or operation of the Property for its intended purposes or the ability of Seller to perform its obligations under this Agreement, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

         (e) Leases. To Seller's knowledge, (i) other than the Ground Lease, the DDA, the Shared Parking Agreement, the Leases, the Supplemental Agreement, the Bonds Escrow Agreement, the Phase I SNDA, and the Phase II SNDA, the Company has not entered into any contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on the Company after the Closing; (ii) the copies of the Leases, the

Supplemental Agreement, the Bonds Escrow Agreement, the Phase I SNDA, and the Phase II SNDA heretofore delivered by Seller to Purchaser are true, correct and complete copies thereof; and (iii) the Leases, the Supplemental Agreement, the Bonds Escrow Agreement, the Phase I SNDA, and the Phase II SNDA have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Company and the Tenant thereunder.

         (f) Leasing Commissions. To Seller's knowledge, (i) there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in EXHIBIT "C" attached hereto (the "Commission Agreements"), and (ii) there are no agreements currently in effect relating to the management and leasing of the Property other than as disclosed on said EXHIBIT "C" (the "Management Agreements"). All leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements and the Management Agreements as of the date hereof and at the Closing, have been or shall be paid in full.

         (g) Taxes and Assessments. Except as may be set forth on EXHIBIT "K" attached hereto and made a part hereof, neither Seller nor the Company has filed, and neither Seller nor the Company has retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

         (h) Environmental Matters. Except as may be set forth in the Existing Environmental Reports or in any other Due Diligence Material or as otherwise disclosed in writing by Seller, to Seller's knowledge, neither Seller nor the Company has received written notice that there are any violations of any Environmental Law with respect to the Property which have not heretofore been corrected, nor to Seller's knowledge has Seller or the Company received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Property, with respect to a violation or suspected violation of any Environmental Law. To Seller's knowledge (the breach of which must be established with clear and convincing evidence), except as may be set forth in any Due Diligence Material or as otherwise disclosed in writing by Seller, no violation of any Environmental Law with respect to the Property has first occurred after January 31, 2001 which has not heretofore been corrected.

         (i) City Agreements. To Seller's knowledge, (i) the copies of the Ground Lease, DDA, Shared Parking Agreement, and Tax Increment Financing Agreement heretofore delivered by Seller to Purchaser are true, correct and complete copies thereof; and (ii) the Ground Lease, DDA, Shared Parking Agreement, and Tax Increment Financing Agreement have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Company and The Cerritos Redevelopment Agency and the City of Cerritos (except that Seller makes no representations or warranties as to the Cooperation Agreement between the City of Cerritos and The Cerritos Redevelopment Agency dated as of July 15, 1998).

         (j) Compliance with Laws. To Seller's knowledge, neither Seller nor the Company has received written notice alleging any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof which have not heretofore been corrected, and to Seller's knowledge (the breach of which must be established with clear and convincing evidence), no such violation has first occurred after January 31, 2001 which has not heretofore been corrected.

         (k) Easements and Other Agreements. To Seller's knowledge, neither Seller nor the Company has received any written notice of the Company's default in complying with the terms and provisions of the Ground Lease, the DDA, the CC&Rs, the Shared Parking Agreement, or any of the covenants, conditions, restrictions or easements constituting a Permitted Exception, which has not heretofore been corrected or cured, and to Seller's knowledge (the breach of which must be established with clear and convincing evidence), no such default by the Company has first occurred after January 31, 2001 which has not heretofore been corrected or cured.

         (l) Other Agreements. To Seller's knowledge, except for this Agreement, the Ground Lease, the DDA, the Shared Parking Agreement, the CC&Rs, the Leases, the Supplemental Agreement, the Phase I SNDA, the Phase II SNDA, the Bonds Escrow Agreement, the Commission Agreements, the Operating Agreements, the Management Agreements and the Permitted Exceptions, there are no leases, contracts, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon the Company other than those which Purchaser has approved in writing prior to the expiration of the Second Inspection Period (or is deemed to have approved) or which are terminable upon thirty (30) days notice without payment of premium or penalty.

         (m) Seller Not a Foreign Person. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

         (n) Condemnation. Neither Seller nor the Company has received written notice of the commencement of any proceedings for taking by condemnation or eminent domain of any part of the Property and to Seller's knowledge, there is no such proceeding pending or threatened.

         (o) Employees. Neither Seller nor the Company has employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

         (p) Title to Membership Interests. Seller is the sole record and beneficial owner of the Membership Interests, free and clear of any liens, claims, charging orders or encumbrances of any kind or nature (including any restrictions on the right to vote, assign or otherwise transfer such Membership Interests), and subject to the terms and conditions of this Agreement, Seller will transfer and deliver to Purchaser at Closing good and valid title to the Membership Interests free and clear of such limitations or restrictions. The Membership Interests constitute all outstanding membership interests in the Company, and there are no outstanding options, warrants or other rights that would entitle any Person to acquire any interest in the Company.

         (q) Title Policies. No claims have been made by Seller or the Company under the Existing Title Policy, and to the Seller's knowledge, (i) the Existing Title Policy is in full force and effect, and (ii) neither Seller nor the Company has acted or failed to act in any manner that would impair the coverage under the Existing Title Policy. The representation and warranty set forth in this subparagraph (q) shall be applicable only if the Existing Title Policy is endorsed in connection with the Closing in lieu of the issuance to the Company of a new owner's title insurance policy in connection with the Closing.

         (r) Assets; Liabilities. Since the formation of the Company, to Seller's knowledge, the Company has not engaged in any business other than the acquisition, development, financing, operation, use, management, maintenance, repair, leasing and ownership of the Property and rights incident thereto, and the Company has not acquired any tangible assets unrelated to the Property other than any contributions made to the Company by Seller and CommonWealth Pacific LLC, and any payments made to the Company under the Leases and other agreements relating to the Property. The Company has no subsidiaries and owns no interests in any other entity. To Seller's knowledge, except as disclosed to Purchaser in this Agreement, since the Company's formation the Company has not incurred any obligation or liability other than those arising under the Certificate, the Amended Certificate, the LLC Operating Agreement, the Ground Lease, the DDA, the Shared Parking Agreement, the CC&Rs, the Operating Agreements, the Management Agreements, the Leases, the Supplemental Agreement, the Phase I SNDA, the Phase II SNDA, the Bonds Escrow Agreement, the Commission Agreements, the Permitted Exceptions, and those arising by reason of the Company's ground leasing of the Land and the acquisition, development, maintenance, repair, leasing, operation, use, management and ownership of the Property.

         (s) Taxes. The Company has been classified as a "disregarded entity" within the meaning of Treasury Regulation Section 301, 7701-2(a) since February 1, 2001. Neither the Seller nor the Company is delinquent on any Taxes imposed on Seller or the Company. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Taxes.

         (t) Balance Sheet. Attached hereto as Exhibit "M" is a true, correct and complete copy of the unaudited balance sheet of the Company for the fiscal year ended December 31, 2002, which fairly presents on a consistent basis the financial position of the Company as of the date thereof, subject to year-end audit adjustments and to the qualification that it does not contain footnotes in accordance with generally accepted accounting principles, and there have been no material adverse changes in the financial condition of the Company since December 31, 2002. The attached balance sheet includes as a "liability" accrued taxes the payment of which is the responsibility of the Tenant under the Leases. The attached balance sheet also includes as "other assets" a prepaid insurance expense for insurance premiums which will be eliminated at Closing because the insurance policies currently maintained by the Company will be canceled as of the date of Closing, and Purchaser will cause the Company to obtain new insurance policies from and after the Closing. All other items shown on the balance sheet as a "liability" either (i) are the subject of prorations between Seller and Purchaser in accordance with Section 5.4 of this Agreement or (ii) will be discharged by the Company with Company funds at or prior to the Closing.

         The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller's right to update such representations and warranties by written notice to Purchaser and in Seller's certificate to be delivered pursuant to Section 5.1(c) hereof. Except for the representations and warranties set forth in subparagraphs (p) through (t) of this Section 4.1, each of which shall survive the Closing for a period of three (3) years, all representations and warranties made in this Agreement by Seller shall survive the Closing for a period of one
(1) year, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said one (1) year period or three (3) year period, as the case may be, of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice.

         Notwithstanding anything to the contrary contained in this Section 4.1, Seller shall have no liability to Purchaser for the breach of any representation or warranty made in this Agreement or in the Seller's Certificate unless the loss resulting from Seller's breach of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 U.S.), in which event Seller shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Seller's total liability for any such breach or breaches exceed, in the aggregate, One Million and No/100 Dollars ($1,000,000.00 U.S.). The preceding sentence shall be inapplicable to a breach by Seller of any representation or warranty of Seller set forth in subparagraphs (p) through (t) of this Section
4.1 or in Section 10.1 hereof. In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to the Closing.

         Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Membership Interests or the Property, whether made by Seller, by the Company, on Seller's or the Company's behalf or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the Tenant under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the Tenant or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or the Company or anyone acting or claiming to act on Seller's or the Company's behalf. Purchaser has inspected the Property and is fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Membership Interests with the Property in its "as is" condition, "with all faults," on the Closing Date.

         The provisions of the three (3) preceding paragraphs of this Section shall survive the Closing.

         4.2. KNOWLEDGE DEFINED. All references in this Agreement to the "Seller's knowledge" or words of like effect shall refer only to the actual knowledge of Craig B. Jones, Dara J. Nicholson, Jack A. LaHue and John R. Ward, each of whom has been actively involved in the management of Seller's business in respect of the Property in the capacities of President, Office Division, Senior Vice President, Senior Vice President and Vice President, respectively, of Seller. The term "Seller's knowledge" shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on any of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individuals named above arising out of any representations or warranties made herein or otherwise.

         4.3.     COVENANTS AND AGREEMENTS OF THE COMPANY AND SELLER.

         (a) Leasing Arrangements. During the pendency of this Agreement, the Company will not enter into any lease affecting the Property, or modify or amend, or terminate, either of the existing Leases without Purchaser's prior written consent in each instance, which consent with respect to any modification or amendment of the existing Leases shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to the Company given within five (5) Business Days after Purchaser's receipt of the Company's written request therefor (stating that Purchaser's failure to object will be deemed to be its approval of the requested action), each of which requests shall be accompanied by a copy of any proposed modification or amendment of the applicable Lease that Seller wishes to execute between the Effective Date and the Closing Date. If Purchaser fails to notify the Company in writing of its approval or disapproval within said five (5) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser.

         (b) New Contracts. During the pendency of this Agreement, the Company will not enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without

Purchaser's prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on 30 days (or less) notice.

         (c) Operation of Property. During the pendency of this Agreement, the Company shall continue to operate, repair and maintain the Property in a good and businesslike fashion consistent with the Company's practices in effect from and after the amendments to the Leases dated November 6, 2002.

         (d) Insurance. During the pendency of this Agreement, the Company shall, at the Company's expense, continue to maintain the fire and earthquake insurance policies covering the Improvements which are currently in force and effect.

         (e) Ground Lease Estoppel Certificate. The Company shall endeavor in good faith (but without obligation to make any payment to the City of Cerritos or The Cerritos Redevelopment Agency) to obtain and deliver to Purchaser prior to Closing a written Ground Lease Estoppel Certificate in the form attached hereto as EXHIBIT "H" signed by the City of Cerritos and The Cerritos Redevelopment Agency; provided that delivery of such signed Ground Lease Estoppel Certificate shall be a condition of Closing only to the extent set forth in Section 6.1(e) hereof; and in no event shall the inability or failure of the Company to obtain and deliver said Ground Lease Estoppel Certificate (the Company having used its good faith efforts as set forth above) be a default of Seller or the Company hereunder.

         (f) DDA Estoppel Certificate. The Company shall endeavor in good faith (but without obligation to make any payment to the City of Cerritos or The Cerritos Redevelopment Agency) to obtain and deliver to Purchaser prior to Closing a written DDA Estoppel Certificate in the form attached hereto as EXHIBIT "I" signed by the City of Cerritos and The Cerritos Redevelopment Agency; provided that delivery of such DDA Estoppel Certificate shall be a condition of Closing only to the extent set forth in Section 6.1(f) herein; and in no event shall the inability or failure of the Company to obtain and deliver said DDA Estoppel Certificate (the Company having used its good faith efforts as set forth above) be a default of Seller or the Company hereunder.

         (g) Tenant Estoppel Certificates. The Company shall endeavor in good faith (but without obligation to make any payment to the Tenant) to obtain and deliver to Purchaser prior to Closing written Tenant Estoppel Certificates in the forms attached hereto as EXHIBIT "J-1" and "J-2" signed by the Tenant under each of the Leases; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in
Section 6.1(g) hereof; and in no event shall the inability or failure of the Company to obtain and deliver said Tenant Estoppel Certificates (the Company having used its good faith efforts as set forth above) be a default of Seller or the Company hereunder. As indicated in the form of the Tenant Estoppel Certificate attached hereto as Exhibit "J-2", the Tenant is currently conducting an audit of the costs incurred in connection with the construction and installation of the building and improvements comprising "Base Building Work" and the "Tenant Improvements" under the Phase II Lease. The Company has cooperated with Tenant in connection with such audit. As provided in Section 6.1(g) hereof, the obligations of Purchaser hereunder are conditioned upon the receipt by Purchaser of a Tenant Estoppel Certificate addressing such audit in the manner provided in the form of such Tenant Estoppel Certificate attached hereto as Exhibit "J-2".

         (h) Taxes. Seller acknowledges and agrees that Seller shall be responsible for (i) the payment of all Taxes of the Company attributable to Seller's period of ownership of the Membership Interests (other than any such Taxes that are the responsibility of Tenant under the Leases) and (ii) the filing of all Tax Returns related to the Taxes described in the preceding clause
(i) for any period as to which the Tax Returns are required to be filed prior to the Closing. This Section 4.3(h) shall survive the Closing.

         (i) Release from Guaranty. The Company is currently a "Guarantor" under the certain Consolidated Entity Guaranty dated August 31, 2001, executed by the Company (and various other entities whose accounts are consolidated with Seller in accordance with generally accepted accounting principles) in favor of Bank of America, N.A., and certain other Banks. Seller agrees that at or prior to Closing, Seller shall obtain a full and complete release of the Company from all obligations and liabilities of the Company under such Consolidated Entity Guaranty.

         (j) Repair Items. Purchaser has provided Seller and the Company with excerpts from the property report obtained by Purchaser from Certified Environments, Inc. which makes recommendations regarding certain repair and maintenance items. The Company agrees to advise Tenant of the repair and maintenance items described in the excerpt of such report received by the Company and to request that Tenant undertake to perform the repairs and maintenance recommended therein at Tenant's cost.

         4.4.     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         (a) Organization, Authorization and Consents. Purchaser is a duly organized and validly existing corporation under the laws of the State of California. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Membership Interests in accordance with the terms and conditions of this Agreement to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

         (b) Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

         (c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

         (d) Litigation. To Purchaser's knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         (e) Investment. Purchaser hereby acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified for sale under any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Purchaser is an "accredited investor," as such term is defined in Regulation D of the Securities Act. Purchaser is not acquiring the Membership Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Purchaser acknowledges that the transfer of the Membership Interests may be restricted under the Securities Act and various state securities laws. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Membership Interests and has the ability to bear the economic risk of this investment for an indefinite period of time.

         The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser's right to update such representations and warranties by written notice to Seller and in Purchaser's certificate to be delivered pursuant to
Section 5.2(a) hereof. Except for the representations of Purchaser under subparagraph (e) of this Section 4.4, which shall survive the Closing for a period of three (3) years, all representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of one (1) year, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice.

         4.5. SELLER'S INDEMNITY. Seller hereby agrees to indemnify, protect, defend, save and hold harmless Purchaser, its members, owners, officers, directors, agents, affiliates and employees, from and against any and all Claims in any way relating to, or in connection with or arising out of:

         (a) any act or omission of Seller or the Company prior to the Closing causing personal or bodily injury or death or property damage and occurring prior to Closing at or in respect of the Property (other than for any Claim related thereto which (i) is the responsibility or obligation of Tenant under the Leases; (ii) arises out of Purchaser's inspection of the Property; or
(iii) would be covered by any insurance policy that Tenant is required to maintain under the Leases; provided that the insurer under such policy has not
(y) denied liability under the insurance policy or (z) accepted defense of such Claim with reservation of its rights against the Company and ultimately denies liability due to an exclusion under the insurance policy;

provided, further, that if either of the events in clauses (y) or (z) above should occur, then Purchaser will cooperate with Seller in exercising the rights of the Company with respect to any such denial of liability);

         (b) any breach by the Company prior to the Closing of any of the Company's obligations under the Certificate, the Amended Certificate, the Ground Lease, the DDA, the Shared Parking Agreement, the CC&Rs, the Leases, the Supplemental Agreement, the Phase I SNDA, the Phase II SNDA, the Bonds Escrow Agreement, the Commission Agreements or the Permitted Exceptions; or

         (c) any breach by Seller of any of its representations or warranties set forth in subparagraphs (p), (q), (r), (s) or (t) of Section 4.1 hereof.

         The provisions of subparagraphs (a) and (b) of this Section 4.5 shall survive the Closing for a period of four (4) years, and the provision of subparagraph (c) of this Section 4.5 shall survive the Closing for a period of three (3) years.

         4.6. DISTRIBUTIONS. Nothing contained herein shall prevent, impair or limit Seller's right to cause the Company to make distributions to Seller of any rental or other income received by the Company from and after the date of this Agreement until Closing. Seller shall have no obligation to remit any such distributions to Purchaser after the Closing, subject to Section 5.4 hereof. Seller agrees to cause the Company to close at or before the Closing Date any bank accounts or other accounts with financial institutions opened in the name of the Company prior to the Closing.

         4.7.     COVENANTS AND AGREEMENTS OF PURCHASER.

         (a) Name Change. Contemporaneously with the Closing, Purchaser shall execute and promptly after Closing file with the Delaware Secretary of State and the California Secretary of State an amendment to the Certificate to cause the Company to change its name to a name which does not include the term "Cousins."

         (b) Purchaser's Indemnity. Purchaser hereby agrees to indemnify, protect, defend, save and hold harmless Seller, its owners, officers, directors, agents, affiliates and employees, from and against any and all Claims in any way related to, or in connection with or arising out of:

                  (i) any act or omission of the Company or Purchaser occurring after the Closing (other than for Claims covered by the Seller's indemnification agreements in Sections 2.7 and 5.4(d) hereof and except to the extent that any such Claims are covered by any policy of insurance maintained by a party unaffiliated with Seller and under which Seller is an insured); or

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

                  (ii) any act or omission of the Company or Purchaser causing personal or bodily injury or death or property damage occurring after the Closing at or in respect of the Property; or

                  (iii) any breach by the Company after the Closing of any of the Company's obligations under the Certificate, the Amended Certificate, the Ground Lease, the DDA, the Shared Parking Agreement, the CC&Rs, the Leases, the Supplemental Agreement, the Phase I SNDA, the Phase II SNDA, the Bonds Escrow Agreement, the Commission Agreements or the Permitted Exceptions.

         (c) Taxes and Tax Returns. Purchaser acknowledges and agrees that Purchaser shall be responsible for (i) the payment of all Taxes of the Company attributable to Purchaser's period of ownership of the Membership Interests and
(ii) the filing of all Tax Returns related to the Taxes described in the preceding clause (i) for any period after the Closing as to which the Tax Returns are required to be filed.

         The provisions of this Section 4.7 shall survive the Closing for a period of four (4) years.

                                   ARTICLE 5.
                CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

         5.1. SELLER'S CLOSING DELIVERIES. For and in consideration of, and as a condition precedent to Purchaser's delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

         (a) Membership Assignment. The Assignment and Assumption of Membership Interests in the form attached hereto as SCHEDULE 1 (the "Membership Assignment");

         (b) Affidavit. The Affidavit substantially in the form attached hereto as SCHEDULE 2, stating that there are no known boundary disputes with respect to the Property, that there are no parties in possession of the Property other than the Company, the Tenant under the Leases and permitted occupants under the Shared Parking Agreement, that there are no brokers except as disclosed herein, that any improvements or repairs made by, or for the account of, or at the instance of the Company to or with respect to the Property within ninety-five (95) days prior to the Closing have been paid for in full (or that adequate provision has been made therefor to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;

         (c) Seller's Certificate. The Seller's Certificate in the form attached hereto as SCHEDULE 3, evidencing the reaffirmation of the truth and accuracy in all material respects of Seller's representations, warranties, and agreements set forth in Section 4.1 hereof, with such modifications thereto as may be appropriate in light of any change in circumstance since the Effective Date;

         (d) FIRPTA Certificate A FIRPTA Certificate in the form attached hereto as SCHEDULE 4;

         (e) Withholding Exemption Certificate. A Withholding Exemption Certificate (California Form 597-W) to establish that the proceeds of the sale of the Membership Interests are not subject to the withholding laws of the State of California;

         (f) Evidence of Authority Such documentation as may reasonably be required by Purchaser's title insurer to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered on behalf of Seller;

         (g) Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

         (h) Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller or the Company to the extent not theretofore delivered to Purchaser;

         (i) Certificates of Occupancy. To the extent the same are in Seller's or the Company's possession, original or photocopies of certificates of occupancy for all space within the Improvements located on the Property;

         (j) Original Documents. To the extent the same are in Seller's or the Company's possession, original executed counterparts of the Leases, the Ground Lease, the DDA, the Phase I SNDA, the Phase II SNDA, the Shared Parking Agreement, the Commission Agreements, and the Bonds Escrow Agreement;

         (k) Estoppel Certificates. All originally executed Ground Lease Estoppel Certificate, DDA Estoppel Certificate and Tenant Estoppel Certificates as may be in Seller's or the Company's possession;

         (l) Notice of Sale to City and Agency. Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the "City Notice of Sale"), which Purchaser shall send to each of the City of Cerritos and the Cerritos Redevelopment Agency informing them of the sale of the Membership Interests and transmitting copies of the Membership Assignment;

         (m) Notices of Sale to Tenant. Seller will join with Purchaser and the Company in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the "Tenant Notices of Sale"), which Purchaser may send to Tenant under the Leases informing Tenant of the sale of the Membership Interests and directing that all rent and other sums payable for periods after the Closing under such Lease shall be paid as set forth in said notices;

         (n) Notices of Sale to Service Contractors and Leasing Agents. Seller will join with Purchaser and the Company in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the "Other Notices of Sale"), which Purchaser shall send to each service provider and leasing agent under the Operating Agreements and Commission Agreements (as the case may be) informing such service provider or leasing agent (as the case may be) of the sale of the Membership Interests and directing that all future statements or invoices for services under such Operating Agreements and/or Commission Agreements for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

         (o) Keys and Records. All of the keys to any door or lock on the Property, all warranties, guaranties, plans and specifications, and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, or attorney-client privileged documents) relating to the Property in Seller's or the Company's possession; and

         (p) Amendment of LLC Operating Agreement. The amendment to the LLC Operating Agreement in the form attached hereto as SCHEDULE 6.

         (q) Other Documents. Such other documents as shall be reasonably requested by Purchaser's title insurer to effectuate the purposes and intent of this Agreement.

         5.2. PURCHASER'S CLOSING DELIVERIES. Purchaser shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

         (a) Purchaser's Certificate. A certificate in the form attached hereto as SCHEDULE 5 ("Purchaser's Certificate"), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser's representations, warranties and agreements contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;

         (b) City Notice of Sale. The City Notice of Sale, executed by Purchaser, as contemplated in Section 5.1(1) hereof;

         (c) Notice of Sale to Tenants. The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(m) hereof;

         (d) Notices of Sale to Service Contractors and Leasing Agents. The Other Notices of Sale to service providers and leasing agents, as contemplated in Section 5.1(n) hereof;

         (e) Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

         (f) Evidence of Authority. A copy of resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

         (g) Amendment to LLC Operating Agreement. The amendment to the LLC Operating Agreement in the form attached hereto as SCHEDULE 6; and

         (h) Other Documents. Such other documents as shall be reasonably requested by Seller's counsel to effectuate the purposes and intent of this Agreement.

         5.3. CLOSING COSTS. Seller shall pay the title premium for the extended coverage ALTA insurance policy to be issued pursuant to the Title Commitment, exclusive of the costs of any special endorsements to such policy that may be requested by Purchaser. Seller shall also pay the cost of the documentary stamps or transfer taxes imposed by the State of California and/or the County of Los Angeles and/or the City of Cerritos upon the conveyance of the Membership Interests pursuant hereto, the attorneys' fees of Seller, one-half of any escrow closing fees, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Membership Interests pursuant hereto. Purchaser shall pay the cost of the Survey, all recording fees on all instruments to be recorded in connection with this transaction, the attorneys' fees of Purchaser, one-half of any escrow closing fees, the premiums or costs associated with any special endorsements to the title policy requested by Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser's due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

         5.4. PRORATIONS AND CREDITS. The items of Company expense and income in this Section 5.4 shall be prorated between Seller and Purchaser or credited, as specified:

         (a) Ground Lease Payments. Rent and any other amounts payable under the Ground Lease shall be prorated as of the Closing Date with Seller being charged for all such rent and amounts payable under the Ground Lease that apply to periods prior to the Closing Date and Purchaser being responsible and charged for all such rent and amounts payable under the Ground Lease from and after the Closing Date.

         (b) Taxes. All general real estate taxes imposed by any governmental authority ("Real Estate Taxes") for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing. If the Closing occurs prior to the receipt by the Company of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Real Estate Taxes shall be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill.

         (c) Reproration of Real Estate Taxes. After receipt of final Real Estate Taxes and other bills, Purchaser shall prepare and present to Seller a calculation of the reproration of such Real Estate Taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and appropriate back-up information. Purchaser shall provide Seller with appropriate backup materials related to the calculation, and Seller may inspect Purchaser's books and records related to the Property to confirm the calculation. The provisions of this
Section 5.4(c) shall survive the Closing for a period of one (1) year after the Closing Date.

         (d) Rents, Income and Other Expenses. Rents and any other amounts payable by Tenant shall be prorated as of the Closing Date and be adjusted against or added to the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser's review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser's pro rata share of the rents, additional rent, tenant reimbursements and escalations, and all other payments payable for the month of Closing and for all other rents and other amounts that apply to periods from and after the Closing, but which are received by the Company prior to Closing. Purchaser agrees to cause the Company pay to Seller, upon receipt, any rents or other payments by Tenant under the Leases that apply to periods prior to Closing but are received by the Company after Closing; provided, however, that any delinquent rents or other payments by Tenant shall be applied first to any current amounts owing by Tenant, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Seller to the extent of delinquencies existing at the time of Closing to which Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases or any portion thereof, which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall cause the Company to send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Any reimbursements payable by Tenant under the terms of Leases as of the Closing Date, which reimbursements pertain to Tenant's obligation for increased operating expenses incurred with respect to the Property at any time prior to the Closing, shall be prorated upon the Company's actual receipt of any such reimbursements, on the basis of the number of days of Seller and Purchaser's respective ownership of the Membership Interests during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller Seller's pro rata portion of such reimbursements within thirty (30) days after the Company's receipt thereof. Conversely, if Tenant shall become entitled under the Leases at any time after Closing to a refund of tenant reimbursements actually paid by Tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser's demand therefor, pay to Purchaser any amount equal to Seller's pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. Seller is hereby granted the right to pursue Tenant under the Leases for sums due the Company for periods attributable to Seller's ownership of the Membership Interests, either in its own name of in the name of the Company; provided, however, that Seller (i) shall be required to notify Purchaser in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing, except that

Seller shall be entitled to continue to pursue any legal proceedings commenced by the Company prior to Closing; (iii) shall not be permitted to commence or pursue any legal proceedings against Tenant seeking eviction of Tenant or the termination of the applicable Lease; and (iv) shall indemnify, defend, and hold the Company and Purchaser harmless from and against any claims, suits, or costs the Company or Purchaser may suffer or incur in connection with, or as a result of, any such legal proceedings. The provisions of this Section 5.4(d) shall survive the Closing.

         (e) Operating Expenses. Personal property taxes, installment payments of special assessment liens (including, without limitation, assessments levied under City of Cerritos Resolution No. 98-16, dated June 25, 1998), vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable as of the Closing Date shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, charges and expenses which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to Tenant of operating expenses under the Leases (where such fiscal year(s) include(s) the Closing Date), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from Tenant for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. The provisions of this Section 5.4(e) shall survive the Closing.

                                   ARTICLE 6.
                             CONDITIONS TO CLOSING

         6.1. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date;

         (a) Purchaser and Seller shall have received the written consent of the landlord under the Ground Lease to the proposed transfer of the Membership Interests to Purchaser. Purchaser and Seller shall endeavor in good faith (but without obligation to incur any cost or expense, except that Seller and Purchaser agree to share equally the expenses and fees incurred by the landlord under the Ground Lease in connection with the investigation of Purchaser, not to exceed a total of $1,000) to obtain such consent from the landlord under the Ground Lease, and Purchaser agrees that on or before March 24, 2003, Purchaser shall provide to the landlord under the Ground Lease such information and certificates (including financial statements, tax returns and information regarding Purchaser's experience in managing projects of the size and character of the Improvements) relating to Purchaser as may be reasonably required by the landlord under the Ground Lease in order to evaluate the grounds for approving or disapproving the applicable request. The receipt of such written consent from the landlord under the Ground Lease shall be a condition of Purchaser's obligations to consummate the transaction contemplated hereunder, and the failure or inability of Purchaser and Seller to obtain such consent, Seller and Purchaser having used their respective good faith efforts obtain the same, shall not constitute a default by Purchaser, Seller or the Company under this Agreement;

         (b) Seller or the Company shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof;

         (c) Seller and the Company shall have performed, in all material respects, all covenants, agreements and undertakings of Seller and the Company contained in this Agreement;

         (d) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller's knowledge and without modification (by update or otherwise, as provided in Section 5.1(i) hereof);

         (e) The Ground Lease Estoppel Certificate from The Cerritos Redevelopment Agency and the City of Cerritos shall have been delivered to Purchaser with respect to the Ground Lease, with such Ground Lease Estoppel Certificate (i) to be substantially in the form attached hereto as EXHIBIT "H",
(ii) to be dated within thirty (30) days prior to the original Closing Date (or within seventy (70) days prior to the Closing Date if such Closing Date is extended as provided in Section 2.6 hereof), (iii) to confirm the material terms of the Ground Lease, as contained in the copy of the Ground Lease delivered to Purchaser, and (iv) to confirm the absence of any material defaults under the Ground Lease as of the date of the Ground Lease Estoppel Certificate. The delivery of said Ground Lease Estoppel Certificate shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Ground Lease Estoppel Certificate, Seller having used its good faith efforts to obtain the same, shall not constitute a default by Seller or the Company under this Agreement.

         (f) The DDA Estoppel Certificate from the City of Cerritos and The Cerritos Redevelopment Agency shall have been delivered to Purchaser with respect to the DDA, with such DDA Estoppel Certificate (i) to be substantially in the form attached hereto as EXHIBIT "I", (ii) to be dated within thirty (30) days prior to the original Closing Date (or within seventy (70) days prior to the Closing Date if such Closing Date is extended as provided in Section 2.6 hereof), (iii) to confirm the material terms of the DDA, as contained in the copy of the DDA delivered to Purchaser, and (iv) to confirm the absence of any material defaults under the DDA as of the date of the DDA Estoppel Certificate. The delivery of said DDA Estoppel Certificate shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said DDA Estoppel Certificate, Seller having used its good faith efforts to obtain the same, shall not constitute a default by Seller or the Company under this Agreement.

         (g) Tenant Estoppel Certificates from the Tenant shall have been delivered to Purchaser with respect to each of the Phase I Office Lease and the Phase II Office Lease, with each such estoppel certificate (i) to be substantially in the form attached hereto as EXHIBIT "J-1" and EXHIBIT "J-2", respectively, (ii) to be dated within thirty (30) days prior to the original

Closing Date (or within seventy (70) days prior to the Closing Date if such Closing Date is extended as provided in Section 2.6 hereof), (iii) to confirm the material terms of the applicable Lease, as contained in the copies of the Leases delivered to Purchaser, and (iv) to confirm the absence of any material defaults under the applicable Lease as of the date of the Tenant Estoppel Certificates. The delivery of said Tenant Estoppel Certificates shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Tenant Estoppel Certificates, Seller having used its good faith efforts to obtain the same, shall not constitute a default by Seller or the Company under this Agreement.

         (h) Seller or Purchaser shall have obtained a "tank closure" letter from Los Angeles County Department of Public Works relating to the removal of the underground storage tank which was discovered by the Company and removed in connection with the construction of the Improvements and which is referred to in the Existing Environmental Reports; provided, however, obtaining such "tank closure" letter shall be a condition of Closing only if obtaining such letter is required by Purchaser's lender as a condition to such lender making a first mortgage loan to Purchaser or the Company at the time of the acquisition by Purchaser of the Membership Interests, and only if Purchaser used commercially reasonable efforts in good faith to cause such lender to waive such requirement.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller and the Company given prior to the Closing, whereupon (i) Seller shall return to Purchaser the Earnest Money theretofore paid to Seller; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

         6.2. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligations of Seller hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing Date:

         (a) Seller and Purchaser shall have received the written consent of the landlord under the Ground Lease to the proposed transfer of the Membership Interests to Purchaser. Purchaser and Seller shall endeavor in good faith (but without obligation to incur any cost or expense, except that Seller and Purchaser agree to share equally the expenses and fees incurred by the landlord under the Ground Lease in connection with the investigation of Purchaser, not to exceed a total of $1,000) to obtain such consent from the landlord under the Ground Lease, and Purchaser agrees that on or before March 24, 2003, Purchaser shall promptly provide to the landlord under the Ground Lease such information and certificates (including financial statements, tax returns and information regarding Purchaser's experience in managing projects of the size and character of the Improvements) relating to Purchaser as may be reasonably required by the landlord under the Ground Lease in order to evaluate the grounds for approving or disapproving the applicable request. The receipt of such written consent from the landlord under the Ground Lease shall be a condition of Seller's obligations to consummate the transaction contemplated hereunder, and the failure or inability of Seller and Purchaser to obtain such consent, Seller and Purchaser having used their respective good faith efforts to obtain the same, shall not constitute a default by Seller, the Company or Purchaser under this Agreement. Seller and Purchaser further agree that if such written consent from the landlord under the Ground Lease is not obtained on or before April 30, 2003, Seller shall have the right to terminate this Agreement by written notice given at any time prior to obtaining such written consent from the landlord under the Ground Lease, and if Seller shall elect to so terminate this Agreement prior to the Closing under this sentence, Seller shall return to Purchaser the Earnest Money therefore paid to Seller, and except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party shall have any other or further rights or obligations under this Agreement;

         (b) Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

         (c) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to Section 5.2 hereof;

         (d) Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

         (e) All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser's knowledge and without modification (by update or otherwise, as provided in Section 5.2(e) hereof).

                                   ARTICLE 7.
                           CASUALTY AND CONDEMNATION

         7.1. CASUALTY. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, Seller will assign to the Company at the Closing Seller's rights, if any, under insurance policies to receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due the Company or Seller as a result of such damage or destruction, Purchaser shall receive a credit against the Purchase Price in the amount of any insurance proceeds received by the Company or Seller prior to Closing (less amounts of insurance received by the Company or Seller and applied to costs of restoration or costs of collection of such insurance actually incurred by the Company prior to Closing). Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies, and the Company shall remain responsible for such repair and restoration following the Closing. For purposes of this Agreement, the term "immaterial damage or destruction" shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of $4,000,000.00 or less; (ii) which can be restored and repaired within ninety (90) days from the date of such damage or destruction;
(iii) which are not so extensive as to allow Tenant to terminate either of the Leases on account of such damage or destruction; and (iv) as to which the Company's rights under its rent loss insurance policy covering the Property will continue pending restoration and repair of the damage or destruction.

         In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten
(10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Seller shall immediately return to Purchaser the Earnest Money theretofore paid to Seller, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller's rights, if any, under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller or the Company as a result of such damage or destruction (less any amounts actually expended by Seller or the Company prior to Closing for restoration or collection of insurance proceeds), whereupon responsibility for such repair shall remain with the Company following the Closing, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller's or the Company's insurers. For purposes of this Agreement "material damage or destruction" shall mean all instances of damage or destruction that are not immaterial, as defined herein.

         7.2. CONDEMNATION. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller or the Company has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days after the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Section 7.2, then the Earnest Money theretofore paid to Seller shall be returned immediately to Purchaser by Seller and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Membership Interests contemplated by this Agreement shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign and transfer to Purchaser all of the right, title, and interest of Seller, if any, in and to any awards applicable to the Property that may thereafter be made for such taking, and Purchaser shall receive a credit against the Purchase Price in the amount of any awards applicable to the Property received by the Company or Seller prior to Closing and not applied to costs of repair or restoration or costs of collection actually incurred by the Company prior to Closing. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2, and provided that the Second Inspection Period has expired and Purchaser has delivered the First Additional Earnest Money to Escrow Agent, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) neither Seller nor the Company shall settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

                                   ARTICLE 8.
                              DEFAULT AND REMEDIES

         8.1. PURCHASER'S DEFAULT. If Purchaser fails to consummate this transaction for any reason other than Seller's default, failure of a condition to Purchaser's obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to retain the Earnest Money then on deposit with Seller as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser's default, and that said Earnest Money is a reasonable estimate of Seller's probable loss in the event of default by Purchaser. Seller's retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money then on deposit with Seller as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser's liability for Purchaser's obligations under Sections 3.1(b), 3.1(c),
3.7 and 10.1 of this Agreement. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or the Company or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller's actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

         8.2. SELLER'S DEFAULT. If Seller or the Company fails to perform any of its obligations under this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement and receive a refund from Seller of the Earnest Money then on deposit, and Seller shall pay to Purchaser an amount equal to the lesser of (i) Purchaser's actual out-of-pocket expenditures incurred directly in conducting due diligence activities contemplated hereunder and in negotiating and finalizing this Agreement, or (ii) Fifty Thousand and No/100 Dollars ($50,000.00), or (b) to enforce specific performance of Seller's obligation to execute and deliver the documents required to convey the Membership Interests to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller or the Company hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's or the Company's default hereunder, except as expressly provided in this Section 8.2. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Seller if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which the Closing was to have occurred. If specific performance is not available to Purchaser as a result of the conveyance of the Membership Interests by Seller to a purchaser occurring before the last day for Closing under Section 2.6 hereof, as same may be extended as provided in Section 2.6 hereof, or if specific performance is an inadequate remedy because the Company conveyed the Property to a purchaser before the last day for Closing under Section 2.6 hereof, as same may be extended as provided in Section 2.6 hereof, Purchaser shall have the right to recover actual damages from Seller. In no event shall Seller or the Company be liable to Purchaser for any punitive or consequential damages (consequential damages being defined as damages that do not flow directly and immediately from a default or breach, but that result indirectly from such default or breach).

                                   ARTICLE 9.
                                   ASSIGNMENT

         9.1. ASSIGNMENT. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser's rights hereunder may be transferred and assigned to any entity controlled by, under common control with or controlling Purchaser, provided that the landlord under the Ground Lease shall have consented in writing to the proposed transfer of Membership Interests to such entity controlled by, under common control with or controlling Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller's written consent has been given or as to which Seller's consent is not required hereunder shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption instrument shall expressly so provide. For purposes of this Section 9.1, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity; provided, however, that for purposes hereof, Purchaser shall be deemed to be under common control with Maguire Properties, L.P., a Maryland limited partnership, Maguire Properties, Inc., a Maryland corporation, and any wholly-owned subsidiary of either of such specifically named entities. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Persons.

                                  ARTICLE 10.
                             BROKERAGE COMMISSIONS

         10.1. BROKER. Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to Secured Capital Corp ("Broker") pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Broker has joined in the execution of this Agreement for the purpose of acknowledging and agreeing that no real estate or other commission shall be earned by it or due it if the transaction contemplated herein does not close for any reason whatsoever. Broker acknowledges and agrees that it shall look solely to Seller, and not to Purchaser or the Company, for the payment of such commission, and Broker hereby waives and releases any present or future claims against Purchaser or the Company for the payment of such commission. In addition, Broker (upon receipt of its brokerage commission) agrees to execute and deliver to Seller, Purchaser and the Company at the Closing a release and waiver of any claim Broker may have against Purchaser, the Company or the Property. Broker shall and does hereby indemnify and hold Purchaser, Seller and the Company harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser, Seller or the Company shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Membership Interests contemplated hereby, and arising out of any acts or agreements of Broker. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Membership Interests contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Membership Interests contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

                                  ARTICLE 11.
                                 MISCELLANEOUS

         11.1. NOTICES. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:          Maguire Partners, Inc.
                    555 West Fifth Street
                    Suite 5000
                    Los Angeles, California 90013-1010
                    Attention: Mr. Brian Lipson and Mr. Robert F. Maguire, III
                    Facsimile: (213) 687-4758

with a copy to:     Gilchrist & Rutter
                    1299 Ocean Avenue
                    Suite 900
                    Santa Monica, California 90401
                    Attention: Mr. Paul S. Rutter
                    Facsimile: (310) 394-4700

SELLER:             Cousins Properties Incorporated
                    2500 Windy Ridge Parkway
                    Suite 1600
                    Atlanta, Georgia 30339
                    Attention: Corporate Secretary
                    Facsimile: (770) 857-2360

with a copy to:     Troutman Sanders LLP
                    Suite 5200
                    600 Peachtree Street, N.E.
                    Atlanta, Georgia 30308-2216
                    Attn: John W. Griffin
                    Facsimile: (404) 962-6577

COMPANY:            Cousins/Cerritos I, LLC
                    c/o Cousins Properties Incorporated
                    2500 Windy Ridge Parkway
                    Suite 1600
                    Atlanta, Georgia 30339
                    Attention: Corporate Secretary
                    Facsimile: (770) 857-2360

with a copy to:     Troutman Sanders LLP
                    Suite 5200
                    600 Peachtree Street, N.E.
                    Atlanta, Georgia 30308-2216
                    Attn: John W. Griffin
                    Facsimile: (404) 962-6577

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission.

         11.2 POSSESSION. Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of Tenant under the Leases, shall be retained by the Company on the Closing Date.

         11.3 TIME PERIODS. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of Business on the next regularly scheduled Business Day.

         11.4 PUBLICITY. The parties agree that, prior to Closing, except as required by applicable law, including any required disclosure by or to the Securities and Exchange Commission, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. Seller and Purchaser shall each have the right to approve the press release of the other party issued in connection with the Closing, which approval shall not be unreasonably withheld. No party shall record this Agreement or any notice hereof.

         11.5 DISCHARGE OF OBLIGATIONS. The acceptance by Purchaser of the Membership Assignment hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller, the Company and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

         11.6 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         11.7 CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         11.8 SALE NOTIFICATION LETTERS. Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to the Tenant under the Leases and the Other Notices of Sale to each service provider and leasing agent, the obligations of the Company under whose respective Operating Agreements and Commission Agreements shall continue following the Closing. The provisions of this Section shall survive the Closing.

         11.9 ACCESS TO RECORDS FOLLOWING CLOSING. Purchaser agrees that for a period of three (3) years following the Closing, Seller shall have the right during regular business hours, on five (5) days' written notice to Purchaser, to examine and review at Purchaser's office (or, at Purchaser's election, at the Property), the books and records relating to the ownership and operation of the Property and the Membership Interests which were delivered by Seller to Purchaser at the Closing. Likewise, Seller agrees that for a period of three (3) years following the Closing, Purchaser shall have the right during regular business hours, on five (5) days' written notice to Seller, to examine and review at Seller's office, all books, records and files, if any, retained by Seller relating to the ownership and operation of the Property and the Membership Interests prior to the Closing. The provisions of this Section shall survive the Closing.

         11.10 SURVIVAL. The provisions of this Article 11 and the provisions of Sections 2.7, 3.1(b), 3.1(c), 3.2(b), 3.3, 3.7, 4.1, 4.2, 4.3(h), 4.4, 4.5,
4.6, 4.7, 5.1, 5.2, 5.4, and 10.1 shall survive the Closing to the extent (and subject to any specific limitations) provided in this Agreement and any earlier termination of this Agreement and shall not be merged into the execution and delivery of the Membership Assignment.

         11.11 GENERAL PROVISIONS. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller, the Company or Purchaser unless such amendment is in writing and executed by Seller, the Company and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of California. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

         11.12 ATTORNEY'S FEES. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney's fees actually incurred from the other.

         11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

         11.14 NO DISCRIMINATION. There shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the premises, nor shall the transferee itself or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the premises. This covenant is incorporated into this Agreement pursuant to Section 6.3 of the DDA,
Section 4.4 of the Ground Lease, and Section 11.3 of the CC&Rs.

         11.15 EFFECTIVE AGREEMENT. The submission of this Agreement for examination is not intended to nor shall constitute an offer to sell, or a reservation of, or option or proposal of any kind for the purchase of the Membership Interests. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart of this Agreement has been executed and delivered by each party hereto.

         11.16 GENERAL PROVISIONS REGARDING INDEMNITIES. All of the indemnification obligations under this Agreement shall be subject to the following provisions:

         (a) Should the indemnitor fail to discharge or undertake to defend the indemnitee against the applicable Claim (with counsel reasonably approved by the indemnitee), within ten (10) days after the indemnitor receives written notice of the same from indemnitee, then the indemnitee may defend and settle such Claim, and the indemnitor's liability to the indemnitee shall be conclusively established by any such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the indemnitee in defending such Claim and effecting such settlement.

         (b) The indemnitor's indemnification obligations under this Agreement shall cover the costs and expenses of the indemnitee, including reasonable attorney's fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnitees, but shall expressly exclude consequential, indirect or punitive damages.

         (c) The indemnitor's indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, member, officer, partner, employee, beneficiary, shareholder, participant or agent of or in the indemnitee or any entity now or hereafter having a direct or indirect ownership interest in the indemnitee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                  SELLER:

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation

                                  By: /s/ Tom G. Charlesworth
                                      ------------------------------------------
                                  Name:  Tom G. Charlesworth
                                  Title: EVP

                                  COMPANY:

                                  COUSINS/CERRITOS I, LLC,
                                  a Delaware limited liability company

                                  By:  Cousins Properties Incorporated,
                                       a Georgia corporation, its sole member

                                  By: /s/ Tom G. Charlesworth
                                      ------------------------------------------
                                  Name:  Tom G. Charlesworth
                                  Title: EVP

                  [Signatures continued on following page]

                    [Signatures continued from previous page]

                                  PURCHASER:

                                  MAGUIRE PARTNERS, INC.
                                  a California corporation

                                  By: /s/ Robert F. Maguire III
                                      ------------------------------------------
                                  Name: Robert F. Maguire III
                                  Title: President

         IN WITNESS WHEREOF, the undersigned Broker has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 10.1 hereof.

                                  BROKER:

                                  SECURED CAPITAL CORP,
                                  a California corporation

Date of Execution:

____________________, 2003        By: /s/ D. Michael Van Konyenenburg
                                  ------------------------------------------
                                  Name: D. Michael Van Konyenenburg
                                  Title: President

                                  EXHIBIT "A"

                              DESCRIPTION OF LAND

The land referred to herein is situated in the County of Los Angeles, State of California, and is described as follows:

Parcel 4 of Parcel Map No. 17993, in the City of Cerritos, as per map filed in Book 203, pages 11 to 18 inclusive, and amended in Book 229, pages 89 to 96 inclusive, both of parcel maps, in the office of the County Recorder of said county.

Except from that portion of said land included within the land described in the hereinafter mentioned Deed, all oil, gas hydrocarbons, and other minerals, whether similar to those herein specified or not, within or underlying, or that may be produced from said land, with the sole and exclusive right to drill slanted wells from adjacent lands into and through, and to develop mines and construct tunnels, shafts and other works in and through the subsurface of said land for the purpose of recovering said minerals or any of them from said land or from other property, or both, provided, however, that Grantor (as defined in the hereinafter mentioned Deed) shall not have the right to use the surface of said land or that portion of the subsurface thereof lying above a depth of 500 feet below the surface, for the exploration, development, extraction, removal or storage of said minerals, as reserved in the Deed recorded December 23, 1965, as Instrument No. 1206 in Book D3155, page 130, official records.

                                  EXHIBIT "B"

                           LIST OF PERSONAL PROPERTY

                           CERRITOS CORPORATE CENTER
                            FIXTURES AND FURNISHINGS
                                    PHASE II

ENGINEERING OFFICE, CHILLER ROOM, AND PENTHOUSE MECHANICAL AREA

1 - 5' file cabinet
1 - 4' file cabinet
1 - 25 HP spare cooling tower motor
1 - 3' supply cabinet
1 - Zee medical supply kit
1 - Zee emergency eye wash
1 - Water treatment control cabinet with 3 LMI pumps and 1 Walchern controller 2 - 6' 6" supply cabinet
2 - 6' supply cabinet
1 - 16' work station surface
1 - Key cabinet
1 - Spare urinal
1 - Spare toilet

FIRE CONTROL ROOM

1 - Notifier Fire/Life safety panel and indicator displays
1 - Elevator status panel with Fireman's override
1 - Key box for elevator keys
1 - Veeder root TLS 300C UST monitoring panel
1 - Model CX9200 Andover Infinity Controller
1 - EMCS 1.6 Mhz 40 Gig hard drive computer and 17" View Sonic monitor

MAIN FIRE RISER CLOSET

1 - Box of spare fire sprinklers and installation tool

                        ENGINEERING TOOLS AND EQUIPMENT

1 fiberglass extension ladder 16'                 DeWalt Rapid Load Bit Set 30 Pc
1\2 Drive Impact Deep Socket Set 1\2 - 1 1\8      Diagonal cutters
1\2 Drive Impact Socket Set 1\2 - 1 1\8           Dolly
1\2" Air Impact Wrench                            Double Bevel Compound Miter Saw 12"
2 Fiberglass ladder 8'                            Dremel Carbide Tip Electric Engraver
2 - pipe wrench 2 ea 14"                          Dremel Ground Removal Attachment Kit
2 - pipe wrench 2 Ea 36"                          Dremel Hand Grinder Tool Kit
2 Air Chuck                                       Drill bit set/ cordless bit set
2 Air Hoses 3\8 x 25 Male Thrd Ends               Drill press
2 Fluorescent Lanterns                            Drill Press
2 Foot level                                      Drywall saw
2 Sledge hammer                                   Duct tape
3 AC Service Wrenches                             Ear muffs
3 Bussman Fuse Pullers                            Electric drill 3/8"
3 Female Air Hose Couplers 3/8                    Electronic Refrigerant Leak Detector
3 Quick Coupler Female 3\8 NPT                    Fan belts
4 - 6' fiberglass ladders                         Fish tape
4 Female Quick Couplers Plug 3\8                  Flame Barries
4 Quick Coupler Plugs Female 3\8 NPT              Flashlights
4 Quick Coupler Plugs Male 3\8                    Fold-up hex wrenches
4 wheel furniture dolly                           Grease and gun
6 in 1 screwdriver set                            Hacksaw and Blades
6 Male Quick Coupler Plugs 1/4                    Hand Lamp
Air Carry Tank 9 Gal                              Hand sledge
Air Filter/Regulator with Gauge 3/8 NPT           Hole saw kit
Air Hammer Kit with Bits                          HVAC servicing valves and hoses
Air Shear                                         Hydraulic Jack
Airless Paint Sprayer                             Impact Tool Care Kit
Amp probe                                         Infrared thermometer
Bit set                                           Inline Butterfly Impact 3\8
Blow Gum Kit with 5 Nozzles                       Inspection mirror
Brighteyes Pro Headlights                         Insta-Charge Fitting
Cap'n Hook Tip                                    Knife
CFL Hand Lamp                                     Knock out punch set
Chisel set                                        Leather gloves
Claw hammer                                       Lock Out Center
Clip On Blow Gun Kit                              Male Air Hose Quick Coupler 3/8
Closet auger                                      Mapps torch - gas
Combo Screwdriver set                             Metric open end wrench set
Combo Wrench Set 3/8 to 1 1/4"                    Needle nose pliers
Compute A Charge Charging Scale                   Nitrogen Sludge Sucker Kit with Stand and Tank
Concrete Drill Bits                               Nut drivers set 3/16 to 1/2"
Crescent wrench 12"                               Offset hex wrench
Crescent wrench 4"                                Open end wrench set, 1/4 to 1"
Crecent Wrench 8"                                 Oxy-Acetylene Outfit
Crow bar                                          PH sensor
Dayton Wet-Dry Vac                                Pipe wrench 2 Ea 14"
Deep cut porta Band Saw                           Powerbits
DeWalt 5" Grinder                                 Punch set
DeWalt 1/2 Electric Impact                        Putty knife
DeWalt Battery powered  hand drill                Quick Coupler Male 3\8 NPT
and saw kit

DeWalt Cut Out Tool Grinding Wheels               Ratcheting Box Wrench Set
DeWalt Grinding Wheels                            Recovery Cylinder 30 LB
Rigid Power Feed Gum                              Tool pouch
Rivit Tool with Storage Case                      Torpedo level
Rolling Bucket Tool Cart                          Trypod Work Light
Rolling head Bar                                  Tubing Cutter
Rubber Non-skid Knee Pads                         Utility bar
Semi Auto Ram Set                                 Utility cart
Sloan valve repair kits                           Utility knife and blades
Socket Set                                        Vacuum Pump 5 CFM
Solder and flux                                   Vise
Spud Wrench                                       Vise-grip set
Step stool                                        Volt Ohm meter
T handle hex wrenches                             Wire Feed Mig Welder
Tape measure                                      Wire nuts
Temp recorder                                     Wire stripper
Tin snips                                         Workstation cart
Tool cabinets

                           CERRITOS CORPORATE CENTER
                            FIXTURE AND FURNISHINGS
                                    PHASE I

ENGINEERING OFFICE, CHILLER ROOM, AND PENTHOUSE MECHANICAL AREA

1 - Model CX9200 Andover Infinity Controller
1 - Gateway Celeron EMCS computer and monitor with 550 va UPS
1 - Gateway Celeron MaintenancePro PM computer and monitor, and software
1 - Epson color inkjet printer
1 - Oki 24-pin printer
1 - 25 HP spare cooling tower motor
1 - Drager self contained breathing apparatus (SCBA)
1 - Zee medical supply kit
1 - Zee emergency eye wash
1 - Water treatment control cabinet with 3 LMI pumps and 1 Lakewood controller 1 - Wood top work bench
1 - 5' supply cabinet
1 - 7' supply cabinet
1 - 8'x10' storage shed
1 - 19' work station surface with two 2-drawer files and one 3-drawer cabinet 1 - 5' work surface
1 - Key cabinet
1 - Flammable substance storage cabinet
1 - HP Vectra computer and monitor
1 - Sherlock refrigerant gas monitor
1 - AT&T single line telephone and answering machine
1 - Microwave and refrigerator

FIRE CONTROL ROOM

1 - Notifier Fire/Life safety panel and indicator displays
1 - FLS event pin printer
1 - Elevator status panel with Fireman's override
1 - Key box for elevator keys
1 - Box of spare fire sprinklers and installation tool

OFFICE OF THE BUILDING

13 Motorola 5 channel radios (Janitorial/engineering/office)
Office furniture & artwork supplied by AT&T
Manager's office:

1 - Hewlett Packard CPU
1 - Hewlett Packard DeskJet 1220C printer
1 - ViewSonic monitor
1 - 4 - line AT&T phone

1 - Nikon Digital camera
1 - Lexar Media disk reader
1 - HP Scanner 4200C
1 - AM/FM Cassette radio
1 - Symphonic 13" color TV - Purchased 9/11/01

Reception Area:
1 - Professionally framed Certificate of Occupancy
1 - Beautification Award and picture frame
1 - 2-line AT&T phone
1 - Dell monitor
1 - HP Laser Jet 1100 printer
1 - Gateway PCU

File/Copy Room:
1 - Xerox 5830 copier (provided by AT&T)
2 - 3 drawer Filing cabinets (provided by AT&T)
1 - First Choice water dispenser
1 - Avanti 1.5 cu. Ft. refrigerator
1 - Sanyo microwave oven
1 - Mr. Coffee coffeemaker
1 - Okifax fax machine (provided by AT&T)
1 - US and California flag
2 - Glass coffee carafes
1 - Miscellaneous plates, mugs, glasses, silverware, knife
1 - Miscellaneous office supplies

PATIO

8 - Teakwood tables with 4 chairs each

PROPERTY ARTWORK
Jun-02

                               ART
 ARTIST        TITLED        GALLERY               DESCRIPTION                          LOCATION
Tony          Asymptote     Caponigro       Ceramic wall mural (44 pieces) is         Main lobby wall
Marsh                                       an abstraction of a California
                                            coastal landscape where the land
                                            meets the seas from a bird's eye
                                            perspective.

Colby         Just          Hemphill        An arrangement of sixteen                 Main elevator lobby
Caldwell      Connect                       photographic prints in two rows.
                                            The top row depicts different color
                                            exposures from a black video screen
                                            while the bottom row depicts words
                                            and images of movement to construe
                                            communications.

John          Merlin        Hemphill        Owlsculpture is cast bronze with          Exterior - Patio
Dreyfuss                                    patina, 38" x 26" x 26". Base is
                                            a welded plate bronze 3/4" with
                                            access panel and screws matching
                                            patina 23" x 18" x 18". This is the
                                            second casting of Merlin with
                                            edition limited to five.

John          First Cup       Hemphill      Cup sculpture is cast bronze with         Exterior - Patio
Dreyfuss                                    patina, 12.5" x 30" x 42", with a
                                            base plate, bronze with patina, 12"
                                            x 14.5".

                        ENGINEERING TOOLS AND EQUIPMENT

1/2" Drive socket set, 7/16 to 1 1/8" deep           Grease and gun
1/2" Drive Socket Set, 7/16 To 1" std                Grinder
1/4" Drive Socket Set, 3/16" to 1/2"                 Hacksaw and Blades
1 - 10' fiberglass ladder                            Hammer drill
1 - 16' fiberglass extension ladder                  Hand sledge
2 - pipe wrench 2 ea 24"                             Hole saw kit
2 - pipe wrench 2 Ea 36"                             HVAC servicing valves and hoses
2 Foot level                                         Infrared thermometer
3/8" Drive Socket Set, 3/8" to 7/8", std & Deep      Inspection mirror
4 - 6' fiberglass ladders                            Knife
4 in 1 screwdriver set                               Leather gloves
4 wheel furniture dolly                              Long nose pliers
8' Fiberglass ladder                                 Manometer hand-held
A/C Box Wrench                                       Mapps torch + gas
Airflow hood balometer                               Mechanical Jaw puller
Amp probe                                            Meg Ohm Meter
Ball peen hammer                                     Motor
Ballasts - 10 each                                   Nut drivers set 3/16 to 1/2"
Battery powered hand drill                           Offset hex wrench
Bit set                                              Open end wrench set, 3/4 to 1"
Blades                                               Pipe wrench 2 Ea 12"
Carpenters Square                                    Powerbits
Chisel set                                           Probe, Jumper kits
Circular saw                                         Psychrometer
Claw hammer                                          Punch set
Closet auger                                         Putty knives
Combo Screwdriver set                                Putty knives
Combo square                                         Putty knives
Combo Wrench Set 3/8 to 1 1/4"                       Retrieving tool
Concrete Drill Bits                                  Rolling head Bar
Countersink bits                                     Sawzall
Countersink bits                                     Screw extractor set
Countersink bits                                     Sledge hammer
Crescent wrench 12"                                  Soft face hammer
Crescent wrench 4"                                   Staple gun
Crescent wrench 8"                                   Staples
Crow bar                                             T handle hex wrenches
Cut-in boxes                                         Tap and die set
Cutting Machine                                      Tape measure
Diagonal cutters                                     Thermometers - glass, pocket, equipment
Dolly                                                Thermostat calibration tools
Drain cleaning machine                               Tin snips
Drill bit set/cordless bit set                       Tongue and groove pliers set
Drill press                                          Tool cabinets
Drywall saw                                          Tool pouch
Echo - Hard held leaf blower                         Torpedo level
Electric drill 1/2"                                  Tubing Cutter
Electric drill 3/8"                                  Utility cart
Feeler gauge set                                     Utility bar
Files                                                Utility knife and blades
Flange puller                                        Vise-grip set
Flashlights                                          Vise-grip set
Fold-up hex wrenches                                 Volt Ohm meter
Fold-up hex wrenches                                 Wire stripper
Fold-up hex wrenches                                 Work Bench
Generac Pressure Washer                              Workstation cart

                                   EXHIBIT "C"

                          LIST OF COMMISSION AGREEMENTS
                       AND EXISTING MANAGEMENT AGREEMENTS

I.       Commission Agreements Entered Into By The Company:

         Agreement Regarding Commissions among Los Angeles Cellular Telephone Company, CommonWealth/Cousins I, LLC, and Cushman Realty Corporation, dated as of October 30, 1998, as amended by letter agreement among CommonWealth Pacific, LLC, Los Angeles Cellular Telephone Company and CommonWealth/Cousins I, LLC dated November 11, 1998, accepted by Los Angeles Cellular Telephone Company on November 16, 1998.

II.      Management Agreements:

         None.

                                   EXHIBIT "D"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "E"

                     LIST OF EXISTING ENVIRONMENTAL REPORTS

1. Report, Phase I Environmental Site Assessment, Vacant Parcel, Cerritos, California, prepared for CommonWealth Pacific, LLC by Dames & Moore, dated January 15, 1998

2. Closure Report, Underground Storage Tank Removal Activities, presented to County of Los Angeles Department of Public Works, presented for CommonWealth Partners, LLC, presented by URS Corporation, dated July 19, 2001.

                                   EXHIBIT "F"

                         LIST AND DESCRIPTION OF LEASES

1. Office Lease between the Company and Los Angeles Cellular Telephone Company ( "LACTC") dated as of October 30, 1998, as evidenced by Memorandum of Lease between the Company and LACTC dated as of October 30, 1998, recorded November 19, 1998, as instrument no. 98-2119770, as supplemented by letter agreement (relating to FF&E Allowance) between the Company and LACTC dated October 30, 1998, as further supplemented by letter agreement (relating to a letter of credit) between the Company and LACTC dated October 30, 1998, and as amended by First Amendment to Office Lease between the Company and AB Cellular Holding, LLC (successor-in-interest to LACTC) dated as of January 18, 2000, as assigned by AB Cellular Holding, LLC to AB Cellular LA, LLC, as further assigned by AB Cellular LA, LLC to Tenant by Assignment and Assumption of Office Lease (Phase I) dated as of November 6, 2002, and as further amended by Second Amendment to Office Lease (Phase I) between the Company and Tenant dated as of November 6, 2002.

2. Office Lease (Phase II) between the Company and AB Cellular Holding, LLC dated as of January 18, 2000, as amended by First Amendment to Office Lease (Phase II) between the Company and AB Cellular Holding, LLC dated as of August 1, 2000, as assigned by AB Cellular Holding, LLC to AB Cellular LA, LLC, as further assigned by AB Cellular LA, LLC to Tenant by Assignment and Assumption of Office Lease (Phase II) dated as of November 6, 2002, and as further amended by Second Amendment to Office Lease (Phase II) between the Company and Tenant dated as of November 6, 2002.

                                   EXHIBIT "G"

                          LIST OF OPERATING AGREEMENTS

None

                                   EXHIBIT "H"

                    FORM OF GROUND LEASE ESTOPPEL CERTIFICATE

                              STATEMENT OF LANDLORD

         The undersigned, as Landlord under that Cerritos Towne Center Ground Lease (L.A. Cellular Parcel) dated as of August 24, 1998 (the "Ground Lease") made between COUSINS/CERRITOS I, LLC, a Delaware limited liability company, successor by name change to CommonWealth/Cousins I, LLC ("Tenant") and THE CERRITOS REDEVELOPMENT AGENCY, a public body corporate and politic ("Landlord"), hereby certifies as follows:

         (1) That Tenant has entered into occupancy of the premises described in said Ground Lease (the "Leased Premises");

         (2) That the Ground Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows:
The Lease is further evidenced by Memorandum of Lease between Landlord and Tenant dated as of August 24, 1998, recorded November 19, 1998, as instrument no. 98-2119771; and the Lease was partially assigned by The Cerritos Redevelopment Agency to the City of Cerritos by Cooperation Agreement between such parties dated as of July 15, 1998;

         (3)      That the Effective Date of the Lease is ______________;

         (4) That there is an unexpired term thereunder of _____ years, plus an option to extend for an additional period of _____ years;


         (5) That to the knowledge of the undersigned there are no defaults by either Tenant or Landlord thereunder and no defenses to Landlord's right to enforcement thereof, except as follows:________________________________________
_______________________________________________________________________________;

         (6) That no rents have been prepaid, other than as expressly provided in the Ground Lease.

         The undersigned acknowledge that this Estoppel Certificate may be delivered to Tenant's prospective mortgagee, or a prospective purchaser, and acknowledge that said prospective mortgagee or prospective purchaser will be relying on the statements contained herein in making the loan or acquiring the Tenant's leasehold interest in and to the Leased Premises.

         EXECUTED this_____day of__________, 2003.

                                              THE CERRITOS REDEVELOPMENT AGENCY

                                              By:______________________________
                                              Name:____________________________
                                              Its:_____________________________

                                              CITY OF CERRITOS

                                              By:______________________________
                                              Name:____________________________
                                              Its:_____________________________

                                  EXHIBIT "I"

                        FORM OF DDA ESTOPPEL CERTIFICATE

                              ESTOPPEL CERTIFICATE

         The undersigned, City of Cerritos, a municipal corporation ("City") and The Cerritos Redevelopment Agency, a public body corporate and politic ("Agency"), as "City" and "Agency", respectively, under that Disposition and Development Agreement for Cerritos Towne Center (L.A. Cellular Parcel) dated as of July 15, 1998 (the "DDA") made by and among the City, the Agency, and Cousins/Cerritos I, LLC, a Delaware limited liability company, successor by name change to Common Wealth/Cousins I, LLC ("Developer"), hereby certify as follows:

         (1) The DDA is in full force and effect and has not been assigned, modified, supplemented or amended;

         (2) That to the knowledge of the undersigned there are no Defaults (as defined in the DDA) by the City, the Agency or the Developer under the DDA, except as follows: _____________________________________________________________
_______________________________________________________________________________;

         (3) The "Opening and Occupancy of the Required Improvements" (as defined in Section 2.4.3 of the DDA) has occurred, and the restrictions on "Transfer" under Section 2.4 of the DDA have terminated.

         (4) The Agency has heretofore issued a Certificate of Completion for both the "Required Improvements" and the "Additional Improvements" as contemplated by Section 5.12 of the DDA.

         The undersigned acknowledge that this Estoppel Certificate may be delivered to Developer's prospective mortgagee, or a prospective purchaser, and acknowledge that said prospective mortgagee or prospective purchaser will be relying on the statements contained herein in making the loan or acquiring the Developer's leasehold interest in and to the Site (as defined in the DDA).

         EXECUTED this ___ day of ___________________, 2003.

                                             THE CERRITOS REDEVELOPMENT AGENCY

                                             By: _______________________________
                                             Name: _____________________________
                                             Its: ______________________________

                    [Signatures continued on following page]

                    [Signatures continued from Previous page]

                                             CITY OF CERRITOS

                                             By: _______________________________
                                             Name: _____________________________
                                             Its: ______________________________

                                  EXHIBIT "J-1"

                           TENANT ESTOPPEL CERTIFICATE
                                 (PHASE I LEASE)

Cousins/Cerritos I, LLC
c/o Cousins Properties Incorporated
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia 30339

Maguire Partners, Inc.
555 West Fifth Street
Suite 5000
Los Angeles, California 90013-1010

         The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of October 30, 1998 and between COUSINS/CERRITOS I, LLC, a Delaware limited liability company (successor by name change to CommonWealth/Cousins I, LLC), as Landlord, and the undersigned as Tenant, for the office building located at 12900 Park Plaza Drive, Cerritos, California 90703-8575, certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto, including, without limitation, the Supplemental Agreement dated as of October 30, 1998. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on September 13, 1999.

         3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         5.       Base Rent became payable on September 13, 1999.

         6.       The Lease Term expires on September 30, 2014.

         7. To the best of Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

         8. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

         9. As of the date hereof, to the best of Tenant's knowledge, there are no existing defenses or offsets that the undersigned has which preclude enforcement of the Lease by Landlord.

         10. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _____, 2003. The current monthly installment of Base Rent is $423,671.15, plus $30,000.00 representing the monthly "Annual Rent" attributable to the Premises under Article 3 of the Ground Lease (as defined in the Lease).

         11. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

         12. If Tenant is a corporation, partnership, or limited liability company, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         Executed at _______________________ on the ___ day of __________, 2003.

                                             "Tenant"

                                             AT&T WIRELESS SERVICES, INC.,
                                             a Delaware corporation

                                             By: _______________________________
                                             Name: _____________________________
                                             Its: ______________________________

                                   EXHIBIT "A"

                     COPY OF LEASE AND ALL LEASE AMENDMENTS,
                      INCLUDING THE SUPPLEMENTAL AGREEMENT

                                  EXHIBIT "J-2"

                           TENANT ESTOPPEL CERTIFICATE
                                (PHASE II LEASE)

Cousins/Cerritos I, LLC
c/o Cousins Properties Incorporated
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia 30339

Maguire Partners, Inc.
555 West Fifth Street
Suite 5000
Los Angeles, California 90013-1010

         The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of January 18, 2000 and between COUSINS/CERRITOS I, LLC, a Delaware limited liability company (successor by name change to CommonWealth/Cousins I, LLC), as Landlord, and the undersigned as Tenant, for the office building located at 12911 183rd Street, Cerritos, California 90703-8575, certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on May 19, 2001.

         3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         5.       Base Rent became payable on May 19, 2001.

         6.       The Lease Term expires on May 31, 2011.

         7. To the best of Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

         8. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

         9. As of the date hereof, to the best of Tenant's knowledge, there are no existing defenses or offsets that the undersigned has which preclude enforcement of the Lease by Landlord.

         10. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _____, 2003. The current monthly installment of Base Rent is $178,447.60, plus $13,942.27 representing the monthly "Annual Rent" attributable to the Premises under Article 3 of the Ground Lease (as defined in the Lease). Although Tenant is currently conducting an audit of the costs expended in connection with the construction of the subject office project, Tenant acknowledges that the outcome of the audit shall not cause or result in any adjustment in Base Rent previously paid by Tenant or payable by Tenant in the future.

         11. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgage, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

         12. If Tenant is a corporation, partnership, or limited liability company, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         Executed at ___________________ on the _____ day of _____________ 2003.

                                             "Tenant"

                                             AT&T WIRELESS SERVICES, INC.
                                             a Delaware corporation

                                             By: _______________________________
                                             Its: ______________________________

                                   EXHIBIT "A"

                     COPY OF LEASE AND ALL LEASE AMENDMENTS

                                   EXHIBIT "K"

                              PROPERTY TAX APPEALS

None.

                                   EXHIBIT "L"

                         ADDITIONAL PERMITTED EXCEPTIONS

1. An easement for purposes herein stated, as shown on or dedicated by the map

         Of:               Parcel Map No. 17993
         For:              Landscape, Sidewalk and Public Utilities
         Affects:          5.00 foot, 14.60 foot, 29.50 feet and 40.00 food wide
                           strips over portions of said land, as delineated on said map.

2.       Provisions of the dedication statement on the map of

         Tract:            Parcel Map No. 17993
         Which Recite:     We hereby, and for our heirs, executors,
                           administrators, successors and assigns, jointly and severally agree that all streets shown on this map will accept drainage water discharged from any adjoining street, whether it be a public street or private street and further agree that the City of Cerritos is hereby held free and clear of any claims or damages arising from said drainage.

3.       Provisions of the dedication statement on the map of

         Tract: Parcel Map No. 16158, filed in Book 193, pages 68 to 70, of parcel maps

         Which Recite: Dedication for future street, a portion of
                           Parcel 4 adjacent to 183rd Street, as delineated on said map.

4. The terms and provisions set out in that certain document entitled "Certificate of Completion of Required Improvements", recorded January 31, 2000 as instrument no. 00-148005.

                                   EXHIBIT "M"

                                  BALANCE SHEET

                         Cousins Properties Incorporated
                    For the Quarter Ending December 31, 2002
                  Statement of Assets and Liabilities - 4th QTR

                                  Company Level

    Company 00840 Cousins/Cerritos I, LLC

                                   Prior Year End       1st             2nd         3rd         October     November     December
                                      Balance         Quarter         Quarter      Quarter      Balance     Balance      Balance
-------------------------------    --------------    ----------     ----------   ----------   ----------   ----------   ----------
Assets
 Assets
  Properties
  Projects Under Construction
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Projects Under Construction

  Operating Properties
  Land and Property
   Buildings                         53,856,985      54,024,582     54,024,582   54,024,582   54,024,582   54,024,582   53,804,582
   Capitalized Interest               1,148,403       1,148,403      1,148,403    1,148,403    1,148,403    1,148,403    1,148,403
   Tenant Construction - 1st         15,322,211      15,322,211     15,322,211   15,322,211   15,322,211   15,322,211   15,322,211
   Legal Leasing - 1st Gen              364,720         355,987        355,987      359,660      359,660      359,660      359,660
   Leasing Commissions - 1st          4,201,086       4,201,086      4,201,086    4,201,086    4,201,086    4,201,086    4,201,086
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Land and Property                 74,893,405      75,052,268     75,052,268   75,055,942   75,055,942   75,055,942   74,835,942

                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Operating Properties               74,893,405      75,052,268     75,052,268   75,055,942   75,055,942   75,055,942   74,835,942

  Depreciation of Operating P
  Accum Depreciation & Amort
   Depreciation - Building                  ***             ***            ***          ***    5,047,884-   5,206,391-         ***
   Tenant Conal Amort - 1st                 ***             ***      2,487,200-   2,742,571-   2,827,694-   2,912,817-   2,997,941-
   Legal Leasing Amort - 1st             43,058-            ***         54,705-         ***          ***       64,805-      86,785-
   Leasing Comm Amort - 1st                 ***         540,835-           ***          ***      704,211-     727,550-         ***
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Accum Depreciation Amort                  ***             ***            ***          ***          ***    8,911,563-         ***

                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Depreciation of Operating P               ***             ***            ***          ***          ***    8,911,563-   9,180,492-

                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Properties                         69,035,192             ***            ***          ***   68,413,307          ***          ***

  Cash and Temporary Investment

  Cash and Temp Invest - CPI

   Cash Operating                     4,070,592       1,406,333            ***          ***          ***          ***        1,357
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Cash and Temp Invest - CPI          4,070,592       1,406,333            ***          ***          ***          ***        1,357
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Cash and Temporary Investments      4,070,592       1,406,333            ***          ***          ***          ***        1,357

  Receivables

   Notes Receivable
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Notes Receivable

   Interest Receivable
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Interest Receivable
   FASB #13

                         Cousins Properties Incorporated
                    For the Quarter Ending December 31, 2002
                  Statement of Assets and Liabilities - 4th QTR

                                  Company Level

    Company 00840 Cousins/Cerritos I, LLC

                                   Prior Year End       1st             2nd         3rd         October     November     December
                                      Balance         Quarter         Quarter      Quarter      Balance     Balance      Balance
-------------------------------    --------------    ----------     ----------   ----------   ----------   ----------   ----------
   FASB #13                                 ***       2,478,352            ***    2,915,311          ***          ***    3,138,131
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   FASB #13                                 ***       2,478,352            ***    2,915,311          ***          ***    3,138,131

  GNMAS
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  GNMAS

  Other Miscellaneous Receive
   Miscellaneous Receivables            338,044             ***            158          ***       80,391      159,715          ***
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Other Miscellaneous Receive          338,044             ***            158          ***       80,391      159,715          ***
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
  Receivables                               ***             ***            ***          ***    3,052,897    3,225,084          ***

  Joint Ventures
   Joint Venture Investments
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Joint Venture Investments
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------

   Joint Ventures

   Other Assets
   FF&E And Leasehold Imp At C
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   FF&E And Leasehold Imp At C

   FF&E And Leasehold Imp Amor
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   FF&E And Leasehold Imp Amor
   Other Assets
    Prepaids                                ***         194,317            ***      309,461      282,358      210,920      183,859
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Other Assets                             ***         194,317            ***      309,461      282,358      210,920      183,859

                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Other Assets                             ***         194,317            ***      309,461      282,358      210,920          ***

                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
Assets                               75,902,050             ***     72,038,544          ***   71,348,587   69,144,754          ***

                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
Assets                               75,902,050             ***     72,038,544          ***   71,348,587   69,144,754   88,802,257

Liabilities and Equity
 Liabilities
  Notes Payable
   Notes Payable
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------
   Notes Payable
                                    -----------      ----------     ----------   ----------   ----------   ----------   ----------

  Notes Payable

  Accts Payable & Other Accrue

                        Cousins Properties Incorporated
                    For the Quarter Ending December 31, 2002
                  Statement of Assets and Liabilities - 4th QTR

                                  Company Level

Company 00840 Cousins/Cerritos I, LLC

                                 Prior Year End       1st           2nd           3rd         October      November      December
                                     Balance        Quarter       Quarter       Quarter       Balance      Balance       Balance
------------------------------   --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Accrued Prop & French Taxes

  Accrued Property Taxes              124,551-       218,921-      100,511-      228,124-      301,815-      376,695-       12,590-
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Accrued Prop & French Taxes         124,551-       218,921-      100,511-      228,124-      301,815-      376,695-       12,590-

  Accrued Internet Expenses
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Accrued Internet Expenses

 Misc *** & Payables
  Accounts Payable - Other                ***            ***           ***       620,301-      215,794-      333,239        15,224-
  Expense Recovery True-up-               ***        102,187-      184,192-      157,538-      201,983-      199,642-      307,134-
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Misc *** & Payables                      ***        363,185-          ***       777,839-      417,777-      133,597       322,358-

 Interco Accts w/Non-Consoll
  Intercompany                        349,174-           ***           ***         5,060           ***        78,083       897,738
  Intercompany Conversion              83,882            ***           ***           ***
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Interco Accts w/Non-Consoll          265,292-           ***           ***           ***           ***        78,083       897,738
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------

 Accts Payable & Other ***                ***            ***       571,047-          ***           ***           ***           ***

 Minority Interest
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Minority Interest

 Deposits And Deferred Income
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Deposits And Deferred Income
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Liabilities                          793,518-           ***       571,047-          ***           ***           ***           ***

 Equity
  Stockholders Equity
   Common Stock
   Preferred Stock
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
   Preferred Stock
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
   Common Stock

  Additional Paid in Capital
  Investments By Partners
   Cousins Properties              74,000,799-           ***           ***           ***           ***           ***           ***
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Investments By Partners          74,000,799-           ***           ***           ***           ***           ***           ***

  Distributions To Partners
   Cousins Properties                     ***      7,457,703     9,381,604           ***           ***           ***    13,752,132
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Distributions To Partners               ***      7,457,703     9,381,604           ***           ***           ***    13,752,132

                        Cousins Properties Incorporated
                    For the Quarter Ending December 31, 2002
                  Statement of Assets and Liabilities - 4th QTR

                                  Company Level

Company 00840 Cousins/Cerritos I, LLC

                                 Prior Year End       1st           2nd           3rd         October      November      December
                                     Balance        Quarter       Quarter       Quarter       Balance      Balance       Balance
-----------------------------    --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Additional Paid in Capital              ***            ***           ***           ***           ***    60,416,264-   60,416,264-

  PY RE Net of CY Dividends

  Prior Year Retained Earnin        4,240,093-     4,240,093-    4,240,093-    4,240,093-    4,240,093-    4,240,093-    4,240,093-
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  PY RE Net of CY Dividends         4,240,093-     4,240,093-    4,240,093-    4,240,093-    4,240,093-    4,240,093-    4,240,093-
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Net Income
                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Stockholders Equity              75,108,531-           ***           ***           ***           ***           ***           ***

                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
 Equity                            75,108,531-           ***           ***           ***           ***           ***           ***

                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
Liabilities and Equity             75,902,050-           ***    89,597,931-          ***           ***    64,821,372-          ***

                                 --------------   -----------   -----------   -----------   -----------   -----------   -----------
  Net Income (Loss)                                1,222,736     2,440,612     3,570,459     3,979,712     4,323,382     4,708,889

                                   SCHEDULE 1

                ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

         THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS ("Assignment"), dated as of _____, 2003, is by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("Assignor"), and _______________________________________,
_________________________________________________ ("Assignee"). Assignor and
Assignee are herein referred to individually as a "Party" and collectively as the "Parties".

                                    RECITALS

         A. Assignor, as seller, and Assignee, as purchaser, are parties to that certain Membership Interests Purchase Agreement dated as of March ___, 2003, as amended by: [include, if appropriate] ([as amended,] the "Purchase Agreement"). Capitalized terms used in this Assignment without definition have the meanings ascribed to them in the Purchase Agreement.

         B. Pursuant to the Purchase Agreement, Assignee has agreed to buy from Assignor, and Assignor has agreed to sell to Assignee, the Membership Interests.

         C. The Parties desire to enter into this Agreement pursuant to the Purchase Agreement to assign all right, title and interest in the Membership Interests to Assignee and to evidence Assignee's assumption of Assignor's obligations and liabilities with respect to the Membership Interests and admission as the sole member of the Company.

                                   AGREEMENT

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. Assignment of Membership Interests. Assignor hereby assigns and transfers to Assignee all right, title, claim and interest in and to the Membership Interests, including, without limitation, all rights, title, claims and interests in, to and under the Certificate, the Amended Certificate, and the LLC Operating Agreement and all rights with respect to the Property, except as expressly provided in the Purchase Agreement. As a result of this Assignment, Assignor shall have no further rights or obligations as a member of the Company, under the LLC Operating Agreement, or under any future amendment or restated operating agreement of the Company.

         2. Assumption. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of Assignor in respect of the Membership Interests arising from and after the date hereof.

         3. Release. Assignor shall be and is hereby released from each and every duty, liability, covenant or obligation arising from and after the date hereof under the Certificate, the

Amended Certificate, the LLC Operating Agreement, or any future amendment or restated operating agreement of the Company.

         4. Incorporation of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of each of the Assignor and the Assignee set forth in the Purchase Agreement are hereby incorporated herein by this reference, as if fully set forth herein. In the event of any conflict or inconsistency between the provisions of this Assignment and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall prevail.

         5. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which together shall constitute but one and the same instrument.

                     [Signatures commence on following page]

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

                                        "ASSIGNOR":

                                        COUSINS PROPERTIES INCORPORATED,
                                        a Georgia corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        "ASSIGNEE":

                                        ____________________________________,
                                        ___________________________

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   SCHEDULE 2

                                FORM OF AFFIDAVIT
                   (FOR PURCHASER'S TITLE INSURANCE PURPOSES)

                                    AFFIDAVIT

STATE OF ________________________

COUNTY OF _______________________

         Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

         1. That the undersigned is the ____________ of Cousins Properties Incorporated, a Georgia corporation ("CPI"), the sole member of Cousins/Cerritos I, LLC, a Delaware limited liability company (hereinafter referred to as "Owner") and as such officer of CPI, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

         2. That Owner is the owner of a leasehold estate in and to certain real property located in Los Angeles County, California, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the "Property"), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.

         3. That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

         4. That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B-1 hereto.

         5. That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

         6. That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

         7. That Owner is not a foreign person, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. The federal employer identification number of the Owner is 95-4713702 and Owner's address is 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339. This statement is made by the undersigned in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor's disposition of a U.S. real property interest

         8. That, except for Secured Capital Corp (hereinafter referred to as "Broker") engaged by Owner and CPI in connection with the sale of CPI's Membership Interests in Owner to ___________________________________________, a
__________________________ (hereinafter referred to as "Purchaser") and those certain leasing agents (hereinafter referred to as the "Leasing Agents") set forth on EXHIBIT D attached hereto and made a part hereof in connection with certain brokers' commission agreements, neither Owner nor CPI has engaged any "broker's" services with regard to the purchase, sale, management, lease, option or other conveyance of any interest in the Property or CPI's Membership Interests in Owner, as to Broker, the Closing Statement executed in connection with the sale to Purchaser of CPI's Membership Interests in Owner reflects payment in full satisfaction of all amounts owed to Broker with respect to the Property; as to the Leasing Agents, all amounts owed to the Leasing Agents through the date hereof have been paid in full as of the date hereof; and as of the date hereof, neither Owner nor CPI has received any notice of lien from Broker, any of the Leasing Agents or any other real estate broker, salesman, agent or similar person relating to the Property or the sale of CPI's Membership Interests in Owner.

         9. That to Owner's knowledge there are no boundary disputes affecting the Property.

         10. That this Affidavit is made to induce First American Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,
this ________ day of ____________, 2003.

                                                 _________________________(SEAL)

________________________________________
Notary Public

My Commission Expires: ______________

   (NOTARIAL SEAL)

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

The land referred to herein is situated in the County of Los Angeles, State of California, and is described as follows:

Parcel 4 of Parcel Map No. 17993, in the City of Cerritos, as per map filed in Book 203, pages 11 to 18 inclusive, and amended in Book 229, pages 89 to 96 inclusive, both of parcel maps, in the office of the County Recorder of said county.

Except from that portion of said land included within the land described in the hereinafter mentioned Deed, all oil, gas hydrocarbons, and other minerals, whether similar to those herein specified or not, within or underlying, or that may be produced from said land, with the sole and exclusive right to drill slanted wells from adjacent lands into and through, and to develop mines and construct tunnels, shafts and other works in and through the subsurface of said land for the purpose of recovering said minerals or any of them from said land or from other property, or both, provided, however, that Grantor (as defined in the hereinafter mentioned Deed) shall not have the right to use the surface of said land or that portion of the subsurface thereof lying above a depth of 500 feet below the surface, for the exploration, development, extraction, removal or storage of said minerals, as reserved in the Deed recorded December 23, 1965, as Instrument No. 1206 in Book D3155, page 130, official records.

                                  EXHIBIT "B"

                             EXISTING ENCUMBRANCES

                                 EXHIBIT "B-1"

                          LIST OF ANY PENDING ACTIONS

                                  EXHIBIT "C"

     LIST OF ANY CONTRACTORS, MATERIALMEN OR SUPPLIERS NOT YET PAID IN FULL

                                  EXHIBIT "D"

                         LEASING COMMISSION AGREEMENTS

Agreement Regarding Commissions among Los Angeles Cellular Telephone Company, CommonWealth/Cousins I, LLC, and Cushman Realty Corporation, dated as of October 30, 1998, as amended by letter agreement among CommonWealth Pacific, LLC, Los Angeles Cellular Telephone Company and CommonWealth/Cousins I, LLC, dated November 11, 1998, accepted by Los Angeles Cellular Telephone Company on November 16, 1998.

                                   SCHEDULE 3

                          FORM OF SELLER'S CERTIFICATE
                 (AS TO SELLER'S REPRESENTATIONS AND WARRANTIES)

                   SELLER'S CERTIFICATE AS TO REPRESENTATIONS

         THIS SELLER'S CERTIFICATE AS TO REPRESENTATIONS (this "CERTIFICATE") is given and made by COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("SELLER"), this ___ day of ________________, 200___, for the benefit of
______________________, a____________________("PURCHASER").

         Pursuant to the provisions of that certain Membership Interests Purchase Agreement, dated as of _____________________, 2003, between Seller and Purchaser (the "CONTRACT"), for the purchase and sale of all of the outstanding membership interests in Cousins/Cerritos I, LLC, a Delaware limited liability company, Seller certifies that except as may be set forth to the contrary in EXHIBIT "B" attached hereto and made a part hereof, all of the representations and warranties of Seller contained in the Contract remain true and correct in all material respects as of the date hereof.

         Except for the representations and warranties set forth in subparagraphs (p) through (t) of Section 4.1 of the Contract, each of which shall survive for three (3) years, the representations and warranties of Seller contained in the Contract and recertified herein shall survive for a period of one (1) year after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said one (1) year period or the three (3) year period, as the case may be, of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Certificate, Seller shall have no liability to Purchaser for the breach of any representation or warranty made in the Contract or this Certificate unless the loss resulting from Seller's various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 U.S.), in which event Seller shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Seller's total liability for any such breach or breaches exceed, in the aggregate, One Million and No/100 Dollars ($1,000,000.00 U.S.). The preceding sentence shall be inapplicable to a breach by Seller of any representation or warranty of Seller set forth in subparagraphs (p) through (t) of Section 4.1 of the Contract or in Section 10.1 of the Contract. In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the date hereof.

         IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

                                        COUSINS PROPERTIES INCORPORATED,
                                        a Georgia corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Its: ___________________________________

                                  EXHIBIT "A"

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   SCHEDULE 4

                        FORM OF SELLER'S FIRPTA AFFIDAVIT

                       CERTIFICATION OF NON-FOREIGN STATUS

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Seller"), the Seller hereby certifies as follows:

         1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. The Seller's U.S. employer identification number is 58-0869052; and

         3. The Seller's office address is 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339.

         The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         This Certificate is made with the knowledge that____________________, a ___________________, will rely upon this Certificate in purchasing from Seller all of the outstanding membership interests in Cousins/Cerritos I, LLC, a Delaware limited liability company.

         Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Date: __________________, 200 ___       __________________________________(Seal)
                                        By: ____________________________________

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

                                   SCHEDULE 5

                         FORM OF PURCHASER'S CERTIFICATE
               (AS TO PURCHASER'S REPRESENTATIONS AND WARRANTIES)

                  PURCHASER'S CERTIFICATE AS TO REPRESENTATIONS

         THIS PURCHASER'S CERTIFICATE AS TO REPRESENTATIONS (this "CERTIFICATE") is given and made by _______________________ ("PURCHASER"), this ___ day of ________________, 200___, for the benefit of COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("SELLER").

         Pursuant to the provisions of that certain Membership Interests Purchase Agreement, dated as of __________, 2003, between Seller and Purchaser (the "CONTRACT"), for the purchase and sale of all of the outstanding membership interests in Cousins/Cerritos I, LLC, a Delaware limited liability company, Purchaser certifies that except as may be set forth to the contrary in EXHIBIT "A" attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof.

         Except for the representations and warranties of Purchaser set forth in subparagraph (e) of Section 4.4 of the Contract which shall survive for three
(3) years, the representations and warranties of Purchaser contained in the Contract and recertified herein shall survive for a period of one (1) year after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said one
(1) year period or three (3) year period, as the case may be, of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within ninety (90) days after the giving of such notice. In no event shall any claim for a breach of any representation or warranty of Purchaser be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Seller prior to the date hereof.

         IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

                                        "PURCHASER"

                                        _______________________________________,
                                        a ______________________________________

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                  EXHIBIT "A"

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   SCHEDULE 6

                           SECOND AMENDED AND RESTATED

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                             MAGUIRE/CERRITOS I, LLC

                                     NOTICE:

THE MEMBERSHIP INTERESTS IN MAGUIRE/CERRITOS I, LLC (THE "INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT; AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE SECURITIES LAWS.

                             MAGUIRE/CERRITOS I, LLC

                           SECOND AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

         This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is made and entered into as of the ___ day of _________, 2003, by and between ____________________, a ________________________
("Maguire"); MAGUIRE/CERRITOS I, LLC, a Delaware limited liability company formerly known as Cousins/Cerritos I, LLC and also formerly known as Common Wealth/Cousins I, LLC (the "Company"); and Cousins Properties Incorporated, a Georgia corporation, as transferring and withdrawing member ("Cousins").

                                    RECITALS

         A. Reference is made to the Second Amendment to the Certificate of Formation for Maguire/Cerritos I, LLC, dated as of even date herewith (as the same way hereafter be amended or restated from time to time by amendments thereto, the "Certificate").

         B. As of the date hereof, Maguire has purchased all right, title and interest of Cousins in and to 100% of the issued and outstanding member interests in the Company.

         C. In entering into this Agreement, the Company and the Member hereto wish to replace any prior written or oral agreements between the Company and its members, and to make a full statement of their agreement in respect to the Company in order that, except to the extent the Agreement expressly incorporates by reference provisions of the Act, the Code or the Treasury Regulations (as each is defined below) or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule.

                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise expressly provided herein, the following terms used in this Limited Liability Company Agreement shall have the following meanings:

                  (a) "Act" shall mean the Delaware Limited Liability Company Act at Del. Code Ann. Tit. 6, Sections 18-101 et seq., as it may be amended from time to time.

                  (b) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or other property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services, whether directly by, or on behalf of, a Member.

                  (c) "Certificate" shall have the meaning as described in Recital A hereto.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of succeeding law.

                  (e) "Company" shall mean Maguire/Cerritos I, LLC, a Delaware limited liability company, formerly known as Cousins/Cerritos I, LLC, and prior to that formerly known as CommonWealth/Cousins I, LLC.

                  (f) "Member" shall mean ______________, or its permitted successors and assigns hereunder.

                  (g) "Property" shall mean that certain property or those certain properties which are identified in the attached Exhibit A.

                  (h) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                                   ARTICLE II

                              FORMATION OF COMPANY

         2.1 CONTINUATION; MEMBER. The Company was formed on July 13, 1998, upon the filing of the Certificate in the office of the Secretary of State for the State of Delaware in accordance with and pursuant to the Act. The parties hereto do hereby confirm their intent and agreement that the Company shall be governed by the terms of this Agreement as more particularly described in Recital Paragraph C hereto, the terms and provisions of which are herein incorporated. Maguire is admitted as the sole member of the Company. Cousins has transferred its entire interest in the Company to Maguire and is no longer a member in the Company and has no rights or obligations under this Agreement.

         2.2 NAME. The name of the Company is Maguire/Cerritos I, LLC, provided that the Member may elect to transact business in other names in those jurisdictions where it deems it necessary for purposes of complying with the requirements of local law.

         2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 555 West Fifth Street, Suite 5000, Los Angeles, California 90013-1010. The Company may relocate its principal office to any other place or places as the Member may from time to time deem advisable. Additional offices may be maintained and acts done at any other place appropriate for accomplishing the purposes of the Company, all as determined by the Member.

         2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office shall be at the office of its registered agent at [1209 Orange Street, Wilmington, New Castle County, Delaware 19801,] and the name of its registered agent at such address shall be CT Corporation

System. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

         2.5 TERM. The term of the Company shall be perpetual, unless sooner terminated in accordance with either the provisions of this Agreement or the Act.

                                   ARTICLE III

                               PURPOSE OF COMPANY

         The purpose of the Company is, and the Company shall have the power and authority, to engage in and carry on any lawful act or activity whatsoever for which limited liability companies may be organized under the Act and which pertain to acquiring, owning, operating, managing, financing, selling and otherwise dealing with the Property and the direct or indirect debt and equity interests therein or which are incidental to or related to the foregoing. The Company may, and shall have the power and authority to, take any and all actions as may be necessary, appropriate, proper, advisable, incidental, convenient to or in furtherance of the foregoing purpose.

                                   ARTICLE IV

                           RIGHTS AND DUTIES OF MEMBER

         4.1 MANAGEMENT. All management of the Company shall be vested in the Member. The affirmative written consent of the Member, or its duly appointed agent, shall constitute the consent of all of the members for purposes of any provision of this Agreement or the Act. All decisions concerning the business affairs of the Company shall be made by the Member.

         The Member has the power to bind the Company as provided in this
Article IV. The act of the Member, regardless of whether such action is for the purpose of apparently carrying on in the usual way the business or affairs of the Company, shall bind the Company and no person dealing with the Company shall have any obligation to inquire into the power or authority of the Member acting on behalf of the Company.

         4.2 MEMBER'S DUTY TO COMPANY. The Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that the Member may be entering into transactions that are similar to the transactions into which the Company may enter. The Company shall not have any right, by virtue of this Agreement, to share or participate in such transaction of the Member or to the income or proceeds derived therefrom. The Member shall not incur any liability to the Company as a result of engaging in any other business venture.

         The Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. The Member may lend money to and transact other business with the Company. The rights and obligations of the Member lending money to or transacting business with the Company are the same as those of a person who is not a Member, subject to applicable law. No transaction with the Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if the transaction is fair to the Company.

         4.3. DUTY OF CARE. The Member's duty of care in the discharge of the Member's duties to the Company is limited to refraining from engaging in gross negligence or willful misconduct. In discharging its duties, the Member shall be fully protected in relying in good faith upon the records required to be maintained under Article X and upon such information, opinions, reports, or statements by any of its agents, or by any other person, as to matters the Member reasonably believes are within such other person's professional or expert competence and who have been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         4.4 INDEMNITY OF THE MEMBER AND OF OTHERS. The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Member from and against any and all costs and expenses (including reasonable attorneys' fees and disbursements), losses, liabilities or claims attributable to acts or failure to act in connection therewith, but only to the extent that such person or entity acted in good faith, in compliance with this Agreement, and in a manner such person or entity reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person or entity seeking indemnification may be entitled under any other agreement, vote of Members or otherwise. If authorized by the Member, the Company may purchase and maintain insurance on behalf of any person or entity (including the Member) to the full extent permitted by the Act.

         4.5 AFFILIATED COMPENSATION. The Member may retain such persons or entities as it shall determine (including any person or entity in which the Member shall have an interest or of which it is an affiliate) to provide services to or on behalf of the Company for such compensation as the Member deems to be appropriate.

                                    ARTICLE V

                        RIGHTS AND OBLIGATIONS OF MEMBER

         5.1 LIMITATION OF LIABILITY. The Member shall have no personal liability for the liabilities and obligations of the Company except as expressly required by this Agreement, the Act and other applicable law.

         5.2 LIABILITY OF THE MEMBER TO THE COMPANY. A Member who receives the return in whole or in part of its contribution is liable to the Company only to the extent, if any, provided by the Act.

                                   ARTICLE VI

                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         6.1      MEMBER'S CAPITAL IN THE COMPANY.

                  (a) The Member shall contribute to the Company as its Capital Contribution the amount determined by the Member in its sole discretion to be necessary or convenient for carrying on the business and activities of the Company. No interest shall accrue on any Capital Contribution, and the Member shall not have the right to withdraw or be repaid any Capital Contribution except as provided in the Agreement. Notwithstanding the foregoing, the Member shall not be required to make any Capital Contribution.

                  (b) Anything in this Agreement to the contrary notwithstanding, no Member shall have any personal liability for liabilities or obligations of the Company, except to the extent of its Capital Contributions made to the Company as aforesaid, and, no Member shall be required to make any further or additional contributions to the capital of the Company or to lend or advance funds to the Company for any purpose.

                  (c) The obligation, if any, of a Member to contribute to the capital of the Company is solely and exclusively for the benefit of the Company and the Member, and is not intended to confer rights on any third party (under Section 18-502(b) of the Act or otherwise). Without limiting the generality of the foregoing, no creditor of the Company shall be deemed a third party beneficiary of any obligation of any Member to contribute capital or make advances to the Company.

         6.2 DISTRIBUTIONS. Subject to Sections 18-607 and 18-804 of the Act, the Company may make distributions to the Member at such time or times as the Member shall determine.

                                   ARTICLE VII

                                 TRANSFERABILITY

         The Member shall have the right to assign, transfer, sell, pledge or otherwise convey any or all of its interest in the Company (other than to creditors as provided below) without consent of any other Person, and the assignee shall be admitted as a Member with all the rights of the Member who assigned its interest. However, no part of the interest of the Member shall be subject to the claims of any creditor or to legal process. No transfer (whether voluntary or involuntary) shall effect a dissolution of the Company. The Member shall be permitted to retire, resign or withdraw from the Company at any time. No event of bankruptcy described in Section 18-304 of the Act shall cause the Member to cease to be a Member. Upon the happening of any event of dissolution specified in Section 18-801(1) - (4) of the Act (other than a determination made by the Member to dissolve pursuant to Section 9.1 of this Agreement), the Company shall not dissolve if the Member demonstrates an intent to continue the business of the Company at any time prior to when a Certificate of Cancellation is filed for the Company with the State of Delaware or the Company's assets are liquidated and distributed pursuant to Section 9.2 below.

                                  ARTICLE VIII

                               ADDITIONAL MEMBERS

         Any person or entity acceptable to the Member may become a Member in this Company subject to the conditions imposed by the Member in its discretion. At or about the time a new Member is admitted, this Agreement shall be amended as necessary or proper to reflect a change from a single-member limited liability company to a multiple-member limited liability company.

                                   ARTICLE IX

                           DISSOLUTION AND TERMINATION

         9.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up, upon (a) the retirement or withdrawal of the only remaining Member of the Company (other than in connection with an assignment of its interest in the Company), or (b) the determination of the Member that the Company dissolve.

         9.2 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS. Upon dissolution, the Company shall cease to carry on its business, and its affairs shall be wound up in accordance with the Article IX and the Act. Upon winding up of the Company, the assets of the Company shall be distributed, subject to the
Act: (a) to creditors, including the Member of its creditors, to the extent permitted by law, on satisfaction of Company liabilities and then (b) to the Member. Any such distributions shall be made in cash or property, or partly in both, as determined by the Member. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                  Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if the Member has a deficit capital account (after giving effect to all contributions, distributions, allocations and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of the Member's capital account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Member or such representatives as it may appoint in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal office of the Company.

         10.2 APPLICATION OF DELAWARE LAW. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

         10.3 AMENDMENTS. This Agreement may not be amended except by the written agreement of both the Company and the Member.

         10.4 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         10.5 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         10.6 NO THIRD PARTY BENEFICIARY. None of the provisions of this Agreement shall be for the benefit of, or enforceable by any Person other than the parties hereto.

         10.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         10.8 TAX CHARACTERIZATION. The Member acknowledges that at such times as two or more persons or entities hold equity interests in the Company for federal income tax purposes (i) the Company shall be treated as a "partnership" for federal and all relevant state tax purposes and (ii) the Company shall be treated as a "partnership" for federal and all relevant state tax purposes and shall make all available elections to be so treated. Until such time, however, it is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of the Certificate and of this Agreement are to be construed so as to preserve that tax status under those circumstances.

                                   CERTIFICATE

         The undersigned hereby agree, acknowledge and certify that the foregoing Agreement constitutes the Second Amended and Restated Limited Liability Company Operating Agreement of [Maguire/Cerritos I, LLC] adopted by the sole Member of the Company and the Company in order to be effective as of the day and year first above written.

SOLE MEMBER:
_____________, A_____________

BY:__________________

TITLE: ______________

COMPANY:

MAGUIRE/CERRITOS I, LLC, A DELAWARE LIMITED LIABILITY COMPANY

BY:__________, A ____________

BY:__________________

TITLE: ______________

TRANSFERRING MEMBER:

COUSINS PROPERTIES INCORPORATED, A GEORGIA CORPORATION

 BY:__________________

 TITLE: ______________

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

                                  [to be added]